Earnings Release and Supplemental Information

Unaudited

Fourth Quarter 2011

Table of Contents

El Salto Distribution Center – Guadalajara, Mexico

Northampton Pineham Distribution Center 1 – Midlands, UK

Prologis Park Osaka 2 – Osaka, Japan

Fourth Quarter 2011 Report

Overview

Press Release 1

Highlights

Company Profile 4

Financial Statements

Consolidated Balance Sheets 6

Consolidated Statements of Operations 7

Consolidated Statements of Funds from Operations (FFO) 8

Reconciliation of Net Earnings (Loss) to FFO 9

EBITDA Reconciliation 10

Operations Overview

Operating Portfolio 11

Operating Metrics 14

Customer Information 15

Capital Deployment

Building Dispositions and Contributions 16

Building Acquisitions 17

Development Starts 18

Development Portfolio 20

Land Portfolio 21

Private Capital

Detail Fund Information 23

Fund Operating and Balance Sheet Information 24

Capitalization

Debt and Equity Summary 25

Debt Covenants and Other Metrics 26

Assets Under Management 27

Net Asset Value

Components 28

Notes and Definitions 30

Copyright © 2012 Prologis

Prologis, Inc. Announces Fourth Quarter 2011 Earnings Results

- Core FFO Exceeds Previous Guidance -

- Strong Leasing Activity Across Regions- - Strategic Priorities Ahead of Plan - - Company Provides 2012 Guidance -

SAN FRANCISCO, February [8], 2012 – Prologis, Inc. (NYSE: PLD), the leading global owner, operator and developer of industrial real estate, today reported results for the fourth quarter 2011.

Core funds from operations (Core FFO) per fully diluted share was $0.44 for the fourth quarter 2011 and $0.88 for the second half 2011 compared to $0.41 and $0.74 respectively for the same periods in 2010. Funds from operations (FFO) as defined by Prologis per fully diluted share was $0.29 for the fourth quarter 2011 and $0.74 for the second half 2011 compared to $(4.81) and $(4.33) respectively for the same periods in 2010. The differential between Core FFO and FFO in the fourth quarter 2011 primarily relates to impairment charges and merger costs.

Net income/(loss) per share was $(0.10) for the fourth quarter 2011 and $0.02 for the second half 2011 compared to net losses of $(4.86) and $(4.93) respectively for the same periods in 2010.

On June 3, 2011, AMB Property Corporation and ProLogis completed their merger and became Prologis, Inc. Under the structure of the merger, AMB Property Corporation was the legal acquirer and ProLogis was the accounting acquirer. Financial results for the fourth quarter and second half 2011 represent the performance of the combined company, whereas financial results for the fourth quarter and second half 2010 reflect stand-alone legacy ProLogis and therefore are not directly comparable.

Full year 2011 results include combined company results for the second half of the year and stand-alone legacy ProLogis prior to the merger, including prior year. Core FFO per fully diluted share was $1.58 for the full year 2011 compared to $1.27 for the same period in 2010. FFO as defined by Prologis per fully diluted share was $1.10 for the full year 2011 compared with $(4.44) for the same period in 2010. Net loss per share was ($0.51) for the full year 2011 compared to a net loss of $(5.90) for the same period in 2010.

“We achieved financial and operating results that were ahead of plan and we made excellent progress on our strategic priorities in the fourth quarter,” said Hamid R. Moghadam, chairman and co-chief executive officer, Prologis. “As a result, we have improved our financial position by reducing our share of outstanding debt by more than $900 million. On the operating front, we increased our occupancy to 92.2 percent, a 120 basis point increase over the third quarter. Our accomplishments demonstrate how quickly and seamlessly our dedicated teams around the world have come together.”

Operating Portfolio Metrics

Same-store net operating income (NOI) increased over the prior year by 0.4 percent in the fourth quarter, compared to a decrease of (0.7) percent in the third quarter of 2011. Rental rates on leases signed in the fourth quarter same-store pool decreased (4.5) percent, a solid improvement relative to rental rates on leases signed in the third quarter 2011, which decreased by (8.6) percent.

During the fourth quarter, the company leased a total of 37.6 million square feet

(3.5 million square meters) in its combined operating and development portfolios.

The company also achieved an 81.1 percent tenant retention rate for the quarter, signing 22.5 million square feet (2.1 million square meters) of renewals.

“Our strong operating performance for the quarter was driven principally by higher than expected occupancy in the operating portfolio, increased fees from the Private Capital group and reduced G&A expenses,” said Walter C. Rakowich, co-chief executive officer, Prologis. “Our teams around the world delivered outstanding results in the fourth quarter, especially in Europe, where occupancy increased 160 basis points over the third quarter.”

Contributions & Dispositions

The company closed 38 contribution and disposition transactions during the fourth quarter 2011 with a stabilized capitalization rate of 7.1 percent. The transactions totaled approximately $1.25 billion, of which approximately $1.0 billion was Prologis’ share of the proceeds, comprising:

$907 million in building contributions and sales to five of its co-investment vehicles, of which $750 million was the company’s share; and

$347 million of third-party building and land dispositions, of which $297 million was the company’s share. Dispositions comprised $281 million from

1 Copyright © 2012 Prologis

the company’s wholly-owned portfolio and $66 million from its co- investment ventures.

Acquisitions & Development Starts

Capital deployed or committed during the fourth quarter 2011 totaled approximately $345 million, of which $210 million was Prologis’ share, including:

$178 million in acquisitions of 11 industrial properties, with a stabilized capitalization rate of 7.0 percent, and 10 acres of land. Of the total acquisitions, $106 million was Prologis’ share; and

$166 million in development starts totaling 2.2 million square feet (206,500 square meters) in 9 projects, which monetized $41 million of land. Prologis’ share of the total expected investment is $105 million.

At quarter end, Prologis’ global development portfolio totaled 10.8 million square feet (1.0 million square meters), with an estimated total investment of $1.1 billion, of which $912 million was Prologis’ share.

Private Capital Activity

In 2011, Prologis raised or received new, third-party equity commitments of approximately $1.8 billion.

Consistent with the company’s priorities to streamline its private capital business, it has implemented a plan to rationalize its co-investment ventures into a smaller number of differentiated investment vehicles.

As previously announced, the company sold its 20 percent interest in its Prologis Korea Fund and liquidated the first phase of its Prologis North America Properties Fund I during the second half of 2011.

Subsequent to year end, the company purchased its partner’s 63 percent interest in Prologis North America Fund II and brought the portfolio entirely onto its balance sheet.

Financing Activity

During the fourth quarter, Prologis completed approximately $[2.2] billion of capital markets activities, including debt repayments, repurchases, extensions, refinancings and new financings, of which $[1.5] billion was Prologis’ share.

As a result and in combination with the significant disposition and contribution activity, the company:

Reduced $907 million of the company’s share of debt;

Lowered its share of 2012 debt maturities by $399 million; and

Improved its key debt metrics in line with its previously stated strategic priorities.

“We exceeded our balance sheet management and delevering objectives for 2011 and remain committed to building one of the top balance sheets in the industry,” said William Sullivan, chief financial officer, Prologis. “Carrying this momentum into 2012, our main area of focus is on further improving our financial position and mitigating our exposure to foreign currency.”

Guidance for 2012

Prologis established a full-year 2012 Core FFO guidance range of $1.60 to $1.70 per diluted share. The company also expects to recognize a net loss, on a relative basis, of $(0.35) to $(0.45) per share for 2012. The company’s 2012 guidance assumes an average euro exchange rate of $1.30 and an average yen exchange rate of ¥80 per U.S. dollar.

The Core FFO and earnings guidance reflected above excludes any potential gains (losses) recognized from property dispositions, due to the variability of timing, composition of properties and estimate of proceeds. In reconciling from net earnings to Core FFO, Prologis makes certain adjustments including but not limited to impairment charges, real estate depreciation and amortization expense, deferred taxes, unrealized gains or losses on foreign currency or derivative activity, as well as transaction and merger costs.

The primary drivers supporting the Prologis’ 2012 guidance include the following:

Year end occupancy in its operating portfolio between [92.5] and [93.0] percent (consistent with historical seasonal trends, the company expects occupancy to decrease in the first quarter and trend higher through the remainder of the year);

Same-store NOI growth of [0.0] to [1.0] percent, excluding the impact of foreign exchange movements;

2 Copyright © 2012 Prologis

Development starts of $[1.1] to $[1.4] billion, monetizing $[250] to $[300] million of land;

Acquisitions of buildings of $[400] to $[600] million, of which approximately 40 percent is expected to be the company’s share; and

Building and land dispositions and contributions of $[4.8] to $[5.3] billion, of which approximately 70 percent is expected to be the company’s share. A substantial portion of the disposition and contribution guidance relates to the formation of the Prologis Targeted Japan Logistics Fund and subsequent contribution of assets from its balance sheet.

Webcast and Conference Call Information

The company will host a webcast /conference call to discuss quarterly results, current market conditions and future outlook today, February 8, 2012, at 12:00 p.m. Eastern Time. Interested parties are encouraged to access the live webcast by clicking the microphone icon located near the top of the opening page at: http://ir.prologis.com. Interested parties also can participate via conference call by dialing (877) 256-7020 from the U.S. and Canada or (+1 973-409-9692) internationally with reservation code 40596350.

A telephonic replay will be available from February 8, 2012, through March 8, 2012, at 855-859-2056 (from the U.S. and Canada) or +1 404-537-3406 (from all other countries), with the reservation code 40596350. The webcast and podcast replay will be posted when available in the “Financial Information” section of the Prologis Investor Relations website.

About Prologis

Prologis, Inc. is the leading owner, operator and developer of industrial real estate, focused on global and regional markets across the Americas, Europe and Asia. As of December 31, 2011, Prologis owned or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 600 million square feet (55.7 million square meters) in 22 countries. The company leases modern distribution facilities to more than 4,500 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises.

The statements in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis operates, management’s beliefs and assumptions made by management. Such statements involve uncertainties that could significantly impact Prologis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, disposition activity, general conditions in the geographic areas where we operate, synergies to be realized from our recent merger transaction, our debt and financial position, our ability to form new property funds and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust (“REIT”) status and tax structuring, (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures and funds, including our ability to establish new co-investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by Prologis under the heading “Risk Factors.” Prologis undertakes no duty to update any forward-looking statements appearing in this release.

Prologis Contacts

Tracy A. Ward

SVP, IR & Corporate Communications

Direct: +1 415 733 9565

Email: tward@prologis.com

James Larkin

VP, Corporate Communications

Direct: +1 415 733 9411

Email: jlarkin@prologis.com

3 Copyright © 2012 Prologis

Highlights

Company Profile

Fourth Quarter 2011 Report

Prologis, Inc. is the leading owner, operator and developer of industrial real estate, focused on global and regional markets across the Americas, Europe and Asia. As of December 31, 2011, Prologis owned or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects totaling approximately 600 million square feet (55.7 million square meters) in 22 countries. The company leases modern distribution facilities to more than 4,500 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises.

AMERICAS (4 countries) EUROPE (14 countries) ASIA (4 countries) TOTAL

Number of operating portfolio buildings 2,515 617 68 3,200

Operating Portfolio (msf) 392 143 24 559

Development Portfolio (msf) 4 3 6 13

Other (msf) (A) 23 1 1 25

Total (msf) 419 147 31 597

Development portfolio TEI (millions) $357 $208 $849 $ 1,414

Land (acres) 7,179 3,652 158 10,989

Land gross book value (millions) (B) $1,054 $737 $249 $ 2,040

(A) Generally represents properties managed by Prologis on behalf of other third parties (10 msf), properties in which Prologis has an ownership interest but doesn’t manage (10 msf) and other properties owned by Prologis (5 msf).

(B) Original cost basis for the total land portfolio is $3.1 billion.

4 Copyright © 2012 Prologis

PROLOGIS
Highlights
Company Profile
Fourth Quarter 2011 Report

	Three Months Ended December 31,		Twelve Months Ended December 31,	
(dollars in thousands)	2011 (A)	2010 (A)	2011 (A)	2010 (A)
Revenues	$ 484,132	$ 236,223	$ 1,533,291	$ 884,587
Net loss attributable to common shares	(45,459)	(1,166,589)	(188,110)	(1,295,920)
FFO, as defined by Prologis	134,147	(1,154,157)	411,688	(974,197)
Core FFO	203,945	99,380	593,917	281,386
AFFO	145,593	75,857	423,821	206,669
Core EBITDA	397,629	247,801	1,548,470	870,847
Per common share - diluted:				
Net earnings (loss) attributable to common shares	$ (0.10)	$ (4.86)	$ (0.51)	$ (5.90)
FFO, as defined by Prologis	0.29	(4.81)	1.10	(4.44)
Core FFO	0.44	0.41	1.58	1.27

Funds from Operations (in millions) (A)


$250
$200
$150
$100
$50
$-
Q1 2011
Q2 2011
Q3 2011
Q4 2011
Core FFO
FFO, as defined by Prologis

Period Ending Occupancy % (B)


100%
95%
90%
85%
80%
89.9%
90.7%
91.0%
92.2%
Q1 2011
Q2 2011
Q3 2011
Q4 2011

(A) AMB and Prologis completed the merger (the "Merger") on June 3, 2011. The financial results presented throughout this supplemental include Prologis for the full period and AMB results from the date of the Merger going forward. Results for the twelve months ended December 31, 2011 include approximately seven months of the impact from both the Merger and PEPR acquisition. See the Notes and Definitions for more information.
(B) Includes legacy AMB and Prologis for all periods.

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Copyright © 2012 Prologis

PROLOGIS

Financial Statements

Consolidated Balance Sheets

(in thousands)

Fourth Quarter 2011 Report

	December 31, 2011	September 30, 2011	December 31, 2010 (A)
Assets:			
Investments in real estate assets:			
Operating portfolio	$ 21,552,548	$ 22,474,206	$ 10,714,799
Development portfolio	860,531	676,019	365,362
Land	1,984,233	1,972,277	1,533,611
Other real estate investments	390,225	469,852	265,869
	24,787,537	25,592,354	12,879,641
Less accumulated depreciation	2,157,907	1,908,152	1,595,678
Net investments in properties	22,629,630	23,684,202	11,283,963
Investments in and advances to unconsolidated investees	2,857,755	2,900,646	2,024,661
Notes receivable backed by real estate	322,834	354,254	302,144
Assets held for sale	444,850	89,519	574,791
Net investments in real estate	26,255,069	27,028,621	14,185,559
Cash and cash equivalents	176,072	216,749	37,634
Restricted cash	71,992	77,798	27,081
Accounts receivable	147,999	216,423	58,979
Other assets	1,072,780	1,046,713	593,414
Total assets	**$ 27,723,912**	**$ 28,586,304**	**$ 14,902,667**
Liabilities and Equity:			
Liabilities:			
Debt	$ 11,382,408	$ 12,147,277	$ 6,506,029
Accounts payable, accrued expenses, and other liabilities	1,886,030	1,837,061	876,283
Total liabilities	13,268,438	13,984,338	7,382,312
Equity:			
Stockholders' equity:			
Preferred stock	582,200	582,200	350,000
Common stock	4,594	4,592	2,545
Additional paid-in capital	16,349,328	16,365,581	9,671,560
Accumulated other comprehensive loss	(182,321)	(102,546)	(3,160)
Distributions in excess of net earnings	(3,092,162)	(2,916,997)	(2,515,722)
Total stockholders' equity	13,661,639	13,932,830	7,505,223
Noncontrolling interests	735,222	609,259	15,132
Noncontrolling interests - limited partnership unitholders	58,613	59,877	-
Total equity	14,455,474	14,601,966	7,520,355
Total liabilities and equity	**$ 27,723,912**	**$ 28,586,304**	**$ 14,902,667**

(A) Represents legacy ProLogis only.

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Copyright © 2012 Prologis

PROLOGIS

Financial Statements

Consolidated Statements of Operations

Fourth Quarter 2011 Report

(in thousands, except per share amounts)

	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010 (A)	Twelve Months Ended December 31, 2011 (A)	Twelve Months Ended December 31, 2010 (A)
Revenues:				
Rental income	$ 442,581	$ 192,551	$ 1,376,836	$ 744,540
Private capital revenue	40,230	34,645	137,619	122,526
Development management and other income	1,321	9,027	18,836	17,521
Total revenues	484,132	236,223	1,533,291	884,587
Expenses:				
Rental expenses	118,300	53,130	384,652	215,208
Private capital expenses	15,734	10,580	54,962	40,659
General and administrative expenses	50,797	50,095	195,161	165,981
Merger, acquisition and other integration expenses	18,772	-	140,495	-
Impairment of real estate properties	21,237	733,316	21,237	736,612
Depreciation, amortization and other expenses	202,168	83,194	609,354	327,623
Total expenses	427,008	930,315	1,405,861	1,486,083
Operating income (loss)	57,124	(694,092)	127,430	(601,496)
Other income (expense):				
Earnings from unconsolidated property funds, net	904	(2,757)	49,326	10,548
Earnings from other unconsolidated investees, net	3,016	5,933	10,609	13,130
Interest income	5,780	2,008	19,843	5,022
Interest expense	(129,341)	(112,034)	(468,738)	(461,166)
Impairment of other assets	(22,609)	(412,745)	(126,432)	(412,745)
Gains (losses) on acquisitions and dispositions of investments in real estate, net	(2,966)	(30,200)	111,684	28,488
Foreign currency and derivative gains (losses) and other income (expenses), net	(3,584)	(5,701)	33,337	(256)
Gain (loss) on early extinguishment of debt, net	556	(153,037)	258	(201,486)
Total other income (expense)	(148,244)	(708,533)	(370,113)	(1,018,465)
Loss before income taxes	(91,120)	(1,402,625)	(242,683)	(1,619,961)
Income tax expense (benefit) - current and deferred	(8,184)	(5,907)	1,776	(30,499)
Loss from continuing operations	(82,936)	(1,396,718)	(244,459)	(1,589,462)
Discontinued operations:				
Income attributable to disposed properties and assets held for sale	5,852	18,434	27,907	84,435
Net gains on dispositions, net of related impairment charges and taxes	37,069	217,421	58,614	234,574
Total discontinued operations	42,921	235,855	86,521	319,009
Consolidated net loss	(40,015)	(1,160,863)	(157,938)	(1,270,453)
Net earnings attributable to noncontrolling interests	4,832	591	4,524	(43)
Net loss attributable to controlling interests	(35,183)	(1,160,272)	(153,414)	(1,270,496)
Less preferred stock dividends	10,276	6,317	34,696	25,424
Net loss attributable to common shares	**$ (45,459)**	**$ (1,166,589)**	**$ (188,110)**	**$ (1,295,920)**
Weighted average common shares outstanding - Diluted (B)	458,383	239,912	370,534	219,515
Net loss per share attributable to common shares - Diluted	**$ (0.10)**	**$ (4.86)**	**$ (0.51)**	**$ (5.90)**

(A) The financial results include Prologis for the full period and AMB and PEPR results from approximately June 1, 2011.
(B) See Calculation of Per Share Amounts in the Notes and Definitions.

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Copyright © 2012 Prologis

PROLOGIS
Fourth Quarter 2011 Report

Financial Statements

Consolidated Statements of Funds from Operations (FFO)

(in thousands, except per share amounts)

	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010 (A)	Twelve Months Ended December 31, 2011 (A)	Twelve Months Ended December 31, 2010 (A)
Revenues:				
Rental income	$ 456,462	$ 227,750	$ 1,436,419	$ 925,169
Private capital revenue	40,230	34,645	137,619	122,526
Development management and other income	1,321	9,027	18,836	17,521
Total revenues	498,013	271,422	1,592,874	1,065,216
Expenses:				
Rental expenses	120,265	61,169	397,216	263,776
Private capital expenses	15,734	10,580	54,962	40,659
General and administrative expenses	50,797	50,095	195,161	165,981
Merger, acquisition and other integration expenses	18,772	-	140,495	-
Depreciation and amortization of non-real estate assets and other expenses	14,663	6,696	43,026	32,441
Total operating expenses	220,231	128,540	830,860	502,857
Operating FFO	277,782	142,882	762,014	562,359
Other income (expense):				
FFO from unconsolidated property funds	42,328	23,910	189,591	139,927
FFO from other unconsolidated investees	5,164	7,987	17,052	20,121
Interest income	5,780	2,008	19,843	5,022
Interest expense	(129,480)	(112,034)	(469,289)	(461,166)
Impairment of real estate properties and other assets	(38,546)	(1,107,725)	(145,028)	(1,110,072)
Gains (losses) on acquisitions and dispositions of investments in real estate, net	(2,538)	48,785	117,800	110,786
Foreign currency exchange gains (losses) and other income (expenses), net	2,418	8,395	(5,697)	11,231
Gain (loss) on early extinguishment of debt, net	556	(153,037)	258	(201,486)
Current income tax expense	(15,674)	(9,602)	(24,795)	(25,452)
Total other income (expense)	(129,992)	(1,291,313)	(300,265)	(1,511,089)
Less preferred share dividends	10,276	6,317	34,696	25,424
Less FFO attributable to noncontrolling interests	3,367	(591)	15,365	43
FFO, as defined by Prologis	**134,147**	**(1,154,157)**	**411,688**	**(974,197)**
Impairment charges	38,546	1,107,725	145,028	1,110,072
Japan disaster expenses	-	-	5,210	-
Merger, acquisition and other integration expenses	18,772	-	140,495	-
Our share of losses (gains) on acquisitions and dispositions of investments in real estate, net	7,621	(48,785)	(115,577)	(110,786)
Loss (gain) on early extinguishment of debt, net	(556)	153,037	(258)	201,486
Income tax expense on dispositions	5,415	7,932	7,331	10,783
Adjustments made in 2010, not applicable to 2011	-	33,628	-	44,028
Total of adjustments	69,798	1,253,537	182,229	1,255,583
Core FFO	**$ 203,945**	**$ 99,380**	**$ 593,917**	**$ 281,386**
Weighted average common shares outstanding - Diluted (B)	**474,881**	**253,776**	**385,960**	**221,356**
Core FFO per share - Diluted	**$ 0.44**	**$ 0.41**	**$ 1.58**	**$ 1.27**

(A) The financial results include Prologis for the full period and AMB and PEPR results from approximately June 1, 2011.
(B) See Calculation of Per Share Amounts in the Notes and Definitions.

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Copyright © 2012 Prologis

PROLOGIS
Fourth Quarter 2011 Report

Financial Statements

Reconciliations of Net Earnings (Loss) to FFO

(in thousands)

	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010 (A)	Twelve Months Ended December 31, 2011 (A)	Twelve Months Ended December 31, 2010 (A)
Reconciliation of net loss to FFO				
Net loss attributable to common shares	$ (45,459)	$ (1,166,589)	$ (188,110)	$ (1,295,920)
Add (deduct) NAREIT defined adjustments:				
Real estate related depreciation and amortization	187,505	76,498	566,328	295,182
Impairment on certain real estate properties	5,300	126,038	5,300	126,987
Net gains on non-FFO dispositions	(32,016)	(221,140)	(39,812)	(196,080)
Reconciling items related to noncontrolling interests	(8,199)	-	(19,889)	-
Our share of reconciling items from unconsolidated investees	43,879	35,891	147,608	141,721
Subtotal-NAREIT defined FFO	151,010	(1,149,302)	471,425	(928,110)
Add (deduct) our defined adjustments:				
Unrealized foreign currency and derivative losses (gains), net	6,002	14,096	(39,034)	11,487
Deferred income tax expense (benefit)	(22,558)	(11,781)	(19,803)	(52,223)
Our share of reconciling items from unconsolidated investees	(307)	(7,170)	(900)	(5,351)
FFO, as defined by Prologis	**134,147**	**(1,154,157)**	**411,688**	**(974,197)**
Adjustments to arrive at Core FFO	69,798	1,253,537	182,229	1,255,583
Core FFO	**$ 203,945**	**$ 99,380**	**$ 593,917**	**$ 281,386**
Adjustments to arrive at Adjusted FFO ("AFFO"), including our share of unconsolidated investees:				
Straight-lined rents and amortization of lease intangibles	(9,178)	(12,089)	(44,507)	(47,455)
Property improvements	(21,473)	(12,289)	(64,903)	(37,921)
Tenant improvements	(19,558)	(13,811)	(60,791)	(45,066)
Leasing commissions	(15,739)	(8,589)	(47,789)	(30,826)
Amortization of management contracts	1,925	550	6,749	2,200
Amortization of debt discounts/(premiums) and financing costs, net of capitalization	(4,185)	14,993	9,662	59,266
Stock compensation expense	9,856	7,712	31,483	25,085
AFFO	**$ 145,593**	**$ 75,857**	**$ 423,821**	**$ 206,669**
Common stock dividends	$ 130,573	$ 69,296	$ 388,333	$ 285,217

(A) The financial results include Prologis for the full period and AMB and PEPR results from approximately June 1, 2011.

9
Copyright © 2012 Prologis

PROLOGIS
Financial Statements
EDITDA Reconciliation
Fourth Quarter 2011 Report

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2011	2010	2011	2010
Reconciliation of consolidated net loss to Core EBITDA				
Consolidated net loss	$ (40,015)	$ (1,160,863)	$ (157,938)	$ (1,270,453)
Net gains on acquisitions and dispositions of investments in real estate, net	(35,403)	(195,153)	(173,514)	(273,845)
Depreciation and amortization	192,379	81,164	585,323	311,268
Interest expense	129,341	112,034	468,738	461,166
Impairment charges	43,846	1,146,061	147,669	1,149,357
Merger, acquisition and other integration expenses	18,772	-	140,495	-
Loss (gain) on early extinguishment of debt	(556)	153,037	(258)	201,486
Current and deferred income tax expense (benefit)	(6,884)	2,025	4,992	(19,716)
Pro forma adjustment (A)	-		263,994	-
Income on properties sold during the period included in discontinued operations	(5,852)	(18,434)	(27,907)	(84,435)
Other non-cash charges (gains)	15,858	21,808	(7,551)	36,572
Other adjustments made to arrive at Core FFO	-	14,784	5,210	19,213
Core EBITDA, prior to our share of unconsolidated investees	**311,486**	**156,463**	**1,249,253**	**530,613**
Our share of reconciling items from unconsolidated investees:				
Net losses (gains) on disposition of real estate, net	5,083	-	5,083	-
Depreciation and amortization	43,879	35,891	147,608	141,721
Interest expense	37,231	42,563	142,282	171,332
Current and deferred income tax expense (benefit)	257	1,210	4,918	7,717
Other non-cash charges (gains)	(307)	(7,170)	(900)	(5,351)
Realized losses (gains) on derivative activity	-	18,844	226	24,815
Core EBITDA	**$ 397,629**	**$ 247,801**	**$ 1,548,470**	**$ 870,847**

(A) Adjustments for the effects of the Merger and PEPR acquisition to reflect NOI for the full period.

10
Copyright © 2012 Prologis

Operations Overview

Operating Portfolio – Square Feet, Occupied and Leased

(square feet in thousands)

Fourth Quarter 2011 Report

	Region	# of Buildings	Square Feet				Occupied		Leased	
			Total Owned and Managed	Prologis Share	Prologis Share (%)	% of Total	Total Owned and Managed	Prologis Share	Total Owned and Managed	Prologis Share
Global Markets										
U.S.										
Atlanta	East	129	18,087	12,237	67.7%	3.3%	85.1%	84.4%	85.1%	84.4%
Baltimore/Washington	East	67	7,862	5,064	64.4%	1.4%	95.7%	94.8%	95.7%	94.8%
Central Valley	Northwest	23	8,140	5,987	73.6%	1.6%	88.3%	86.9%	88.3%	86.9%
Central & Eastern PA	East	32	15,317	6,436	42.0%	1.8%	94.1%	96.6%	94.4%	97.4%
Chicago	Central	213	37,209	27,834	74.8%	7.6%	91.3%	92.4%	91.6%	92.7%
Dallas/Ft. Worth	Central	172	24,999	18,713	74.9%	5.1%	93.5%	93.2%	93.5%	93.2%
Houston	Central	85	9,971	6,239	62.6%	1.7%	98.2%	98.8%	98.2%	98.8%
New Jersey/New York City	East	182	22,793	15,982	70.1%	4.3%	91.2%	90.1%	91.2%	90.1%
San Francisco Bay Area	Northwest	251	20,920	18,239	87.2%	5.0%	88.0%	88.6%	88.6%	89.3%
Seattle	Northwest	63	8,241	4,791	58.1%	1.3%	92.8%	93.1%	92.8%	93.1%
South Florida	East	93	10,578	7,474	70.7%	2.0%	92.8%	92.4%	92.8%	92.4%
Southern California	Southwest	344	64,265	44,329	69.0%	12.1%	96.2%	96.3%	96.2%	96.3%
On Tarmac	Various	32	2,649	2,435	91.9%	0.7%	93.1%	92.5%	93.1%	92.5%
Canada	East	19	6,383	5,081	79.6%	1.4%	97.8%	97.2%	97.8%	97.2%
Mexico	Latin America	178	28,997	14,688	50.7%	4.0%	91.3%	91.5%	91.3%	91.5%
Brazil	Latin America	3	934	93	10.0%	0.0%	100.0%	100.0%	100.0%	100.0%
Americas total		**1,886**	**287,345**	**195,622**	**68.1%**	**53.3%**	**92.7%**	**92.6%**	**92.8%**	**92.8%**
Belgium	Northern	9	2,016	1,653	82.0%	0.4%	99.6%	99.6%	99.6%	99.6%
France	Southern	141	34,785	25,965	74.6%	7.1%	94.2%	93.3%	94.3%	93.3%
Germany	Northern	98	19,742	10,158	51.5%	2.8%	97.8%	95.9%	98.4%	97.0%
Netherlands	Northern	50	10,228	6,343	62.0%	1.7%	88.0%	89.6%	88.0%	89.6%
Poland	CEE	107	22,824	13,899	60.9%	3.8%	84.0%	82.5%	86.6%	85.4%
Spain	Southern	23	6,470	5,809	89.8%	1.6%	76.1%	78.6%	76.3%	78.7%
United Kingdom	UK	73	16,999	10,101	59.4%	2.7%	96.3%	93.8%	96.3%	93.8%
Europe total		**501**	**113,064**	**73,928**	**65.4%**	**20.1%**	**91.6%**	**90.4%**	**92.2%**	**91.1%**
China	China	19	4,610	2,179	47.3%	0.6%	97.2%	96.5%	97.2%	96.5%
Japan	Japan	44	18,481	12,671	68.6%	3.4%	95.5%	94.7%	95.5%	94.7%
Singapore	Singapore	5	942	942	100.0%	0.3%	100.0%	100.0%	100.0%	100.0%
Asia total		**68**	**24,033**	**15,792**	**65.7%**	**4.3%**	**96.0%**	**95.2%**	**96.0%**	**95.2%**
Total global markets		**2,455**	**424,442**	**285,342**	**67.2%**	**77.7%**	**92.6%**	**92.2%**	**92.8%**	**92.5%**
Regional markets (A)										
Italy - Europe	Southern	27	8,378	7,691	91.8%	2.1%	90.3%	89.4%	90.3%	89.4%
Czech Republic - Europe	CEE	28	6,510	4,785	73.5%	1.3%	89.2%	85.7%	91.5%	88.5%
Hungary - Europe	CEE	30	5,336	3,815	71.5%	1.0%	86.1%	85.5%	86.4%	85.8%
Sweden - Europe	Northern	10	3,808	2,738	71.9%	0.7%	100.0%	100.0%	100.0%	100.0%
Columbus - Americas	Central	39	10,309	6,721	65.2%	1.8%	96.6%	94.8%	96.6%	94.8%
Denver - Americas	Northwest	33	5,208	4,008	77.0%	1.1%	95.2%	94.6%	95.2%	94.6%
San Antonio - Americas	Central	61	6,358	4,012	63.1%	1.1%	93.1%	90.7%	94.1%	92.2%
Memphis - Americas	Central	27	8,310	5,510	66.3%	1.5%	95.6%	93.3%	95.6%	93.3%
Louisville - Americas	Central	14	4,927	3,567	72.4%	1.0%	97.7%	98.0%	97.7%	98.0%
Cincinnati - Americas	Central	30	6,898	3,680	53.3%	1.0%	97.2%	95.9%	97.7%	96.3%
Remaining other regional (5 markets)	Various	121	20,866	10,503	50.3%	2.9%	87.9%	85.0%	89.3%	85.7%
Regional markets total		**420**	**86,908**	**57,030**	**65.6%**	**15.5%**	**92.5%**	**91.0%**	**93.2%**	**91.5%**
Other markets (18 markets)	Various	**325**	**47,453**	**24,836**	**52.3%**	**6.8%**	**88.4%**	**90.5%**	**88.6%**	**90.6%**
Total operating portfolio - owned and managed		**3,200**	**558,803**	**367,208**	**65.7%**	**100.0%**	**92.2%**	**91.9%**	**92.5%**	**92.2%**

(A) Selected and ordered by ProLogis share of NOI.

11
Copyright © 2012 Prologis

PROLOGIS

Operations Overview

Operating Portfolio – NOI and Gross Book Value

(dollars in thousands)

Fourth Quarter 2011 Report

	Region	Fourth Quarter NOI				Gross Book Value			
		Total Owned and Managed	Prologis Share ($)	Prologis Share (%)	% of Total	Total Owned and Managed	Prologis Share ($)	Prologis Share (%)	% of Total
Global Markets									
U.S.									
Atlanta	East	$10,828	$6,851	63.3%	1.7%	$796,839	$510,542	64.1%	1.9%
Baltimore/Washington	East	9,769	5,983	61.2%	1.5%	586,487	338,034	57.6%	1.2%
Central Valley	Northwest	6,115	4,394	71.9%	1.1%	435,263	312,546	71.8%	1.1%
Central & Eastern PA	East	13,204	5,547	42.0%	1.4%	956,240	367,589	38.4%	1.3%
Chicago	Central	27,146	20,163	74.3%	5.0%	2,217,664	1,619,252	73.0%	5.9%
Dallas/Ft. Worth	Central	15,956	11,587	72.6%	2.8%	1,194,590	849,207	71.1%	3.1%
Houston	Central	9,099	5,252	57.7%	1.3%	523,977	273,379	52.2%	1.0%
New Jersey/New York City	East	28,565	17,996	63.0%	4.4%	1,996,719	1,304,628	65.3%	4.8%
San Francisco Bay Area	Northwest	27,215	24,014	88.2%	5.9%	2,028,409	1,773,822	87.4%	6.5%
Seattle	Northwest	10,027	5,337	53.2%	1.3%	787,548	448,474	56.9%	1.6%
South Florida	East	13,131	9,579	72.9%	2.3%	1,034,968	756,624	73.1%	2.8%
Southern California	Southwest	71,683	49,410	68.9%	12.1%	5,352,638	3,820,235	71.4%	13.9%
On Tarmac	Various	7,933	7,139	90.0%	1.8%	316,732	280,133	88.4%	1.0%
Canada	East	7,843	5,999	76.5%	1.5%	643,424	512,232	79.6%	1.9%
Mexico	Latin America	27,912	13,185	47.2%	3.2%	1,813,742	879,710	48.5%	3.2%
Brazil	Latin America	2,296	826	36.0%	0.2%	96,618	9,662	10.0%	0.0%
Americas total		**288,722**	**193,262**	**66.9%**	**47.5%**	**20,781,858**	**14,056,069**	**67.6%**	**51.2%**
Belgium	Northern	3,028	2,453	81.0%	0.6%	172,453	135,430	78.5%	0.5%
France	Southern	48,029	34,909	72.7%	8.6%	2,892,187	2,069,139	71.5%	7.6%
Germany	Northern	26,936	14,635	54.3%	3.6%	1,632,085	806,785	49.4%	3.0%
Netherlands	Northern	14,755	8,742	59.2%	2.1%	982,866	557,673	56.7%	2.0%
Poland	CEE	21,295	12,832	60.3%	3.1%	1,510,586	849,936	56.3%	3.1%
Spain	Southern	8,851	8,438	95.3%	2.1%	579,969	527,666	91.0%	1.9%
United Kingdom	UK	32,382	18,546	57.3%	4.6%	1,988,425	1,076,791	54.2%	3.9%
Europe total		**155,276**	**100,555**	**64.8%**	**24.7%**	**9,758,571**	**6,023,420**	**61.7%**	**22.0%**
China	China	2,956	835	28.2%	0.2%	285,626	89,313	31.3%	0.3%
Japan	Japan	58,890	39,619	67.3%	9.7%	4,238,336	2,791,197	65.9%	10.2%
Singapore	Singapore	2,369	2,369	100.0%	0.6%	140,163	140,163	100.0%	0.5%
Asia total		**64,215**	**42,823**	**66.7%**	**10.5%**	**4,664,125**	**3,020,673**	**64.8%**	**11.0%**
Total global markets		**508,213**	**336,640**	**66.2%**	**82.7%**	**35,204,554**	**23,100,162**	**65.6%**	**84.2%**
Regional markets (A)									
Italy - Europe	Southern	9,828	9,022	91.8%	2.2%	549,070	495,766	90.3%	1.8%
Czech Republic - Europe	CEE	8,685	6,006	69.2%	1.5%	525,712	368,808	70.2%	1.3%
Hungary - Europe	CEE	7,078	5,148	72.7%	1.3%	376,737	238,879	63.4%	1.0%
Sweden - Europe	Northern	6,346	4,479	70.6%	1.1%	333,585	235,268	70.5%	0.9%
Columbus - Americas	Central	6,195	3,604	58.2%	0.9%	422,188	269,592	63.9%	1.0%
Denver - Americas	Northwest	4,234	3,277	77.4%	0.8%	292,670	229,835	78.5%	0.8%
San Antonio - Americas	Central	5,300	3,049	57.5%	0.7%	301,577	172,089	57.1%	0.6%
Memphis - Americas	Central	4,514	2,831	62.7%	0.7%	283,858	178,004	62.7%	0.6%
Louisville - Americas	Central	3,546	2,506	70.7%	0.6%	205,463	142,213	69.2%	0.5%
Cincinnati - Americas	Central	4,796	2,180	45.5%	0.5%	290,874	140,041	48.1%	0.5%
Remaining other regional (5 markets)	Various	15,557	6,837	43.9%	1.7%	1,075,556	509,946	47.4%	1.9%
Regional markets total		**76,079**	**48,939**	**64.3%**	**12.0%**	**4,657,290**	**2,980,441**	**64.0%**	**10.9%**
Other markets (18 markets)	Various	**40,843**	**21,456**	**52.5%**	**5.3%**	**2,958,443**	**1,349,611**	**45.6%**	**4.9%**
Total operating portfolio		**$625,135**	**$407,035**	**65.1%**	**100.0%**	**$42,820,287**	**$27,430,214**	**64.1%**	**100.0%**

(A) Selected and ordered by ProLogis share of NOI.

12

Copyright © 2012 Prologis

PROLOGIS

Operations Overview

Operating Portfolio – Summary by Region

Fourth Quarter 2011 Report

(dollars in thousands)

	# of Buildings	Square Feet				Occupied		Leased	
		Total Owned and Managed	Prologis Share	Prologis Share (%)	% of Total	Total Owned and Managed	Prologis Share	Total Owned and Managed	Prologis Share
Consolidated									
Americas	1,445	201,501	201,501	100.0%	54.9%	92.0%	92.0%	92.1%	92.1%
Europe	323	75,640	75,640	100.0%	20.6%	89.3%	89.3%	90.1%	90.1%
Asia	29	13,910	13,910	100.0%	3.8%	94.9%	94.9%	94.9%	94.9%
Total operating portfolio - consolidated	**1,797**	**291,051**	**291,051**	**100.0%**	**79.3%**	**91.4%**	**91.4%**	**91.7%**	**91.7%**
Unconsolidated									
Americas	1,070	190,541	54,189	28.4%	14.7%	92.4%	93.4%	92.6%	93.5%
Europe	294	67,088	20,086	29.9%	5.5%	94.2%	94.1%	94.9%	94.8%
Asia	39	10,123	1,882	18.6%	0.5%	97.4%	97.4%	97.4%	97.4%
Total operating portfolio - unconsolidated	**1,403**	**267,752**	**76,157**	**28.4%**	**20.7%**	**93.1%**	**93.7%**	**93.4%**	**94.0%**
Total									
Americas	2,515	392,042	255,690	65.2%	69.6%	92.2%	92.3%	92.4%	92.4%
Europe	617	142,728	95,726	67.1%	26.1%	91.6%	90.3%	92.3%	91.1%
Asia	68	24,033	15,792	65.7%	4.3%	96.0%	95.2%	96.0%	95.2%
Total operating portfolio - owned and managed	**3,200**	**558,803**	**367,208**	**65.7%**	**100.0%**	**92.2%**	**91.9%**	**92.5%**	**92.2%**

	Fourth Quarter NOI				Gross Book Value			
	Total Owned and Managed	Prologis Share ($)	Prologis Share (%)	% of Total	Total Owned and Managed	Prologis Share ($)	Prologis Share (%)	% of Total
Consolidated								
Americas	$ 181,826	$ 181,826	100.0%	44.7%	$ 13,283,927	$ 13,283,927	100.0%	48.4%
Europe	100,636	100,636	100.0%	24.7%	5,644,377	5,644,377	100.0%	20.6%
Asia	37,631	37,631	100.0%	9.2%	2,624,244	2,624,244	100.0%	9.6%
Total operating portfolio - consolidated	**$ 320,093**	**$ 320,093**	**100.0%**	**78.6%**	**$ 21,552,548**	**$ 21,552,548**	**100.0%**	**78.6%**
Unconsolidated								
Americas	$ 185,091	$ 53,682	29.0%	13.2%	$ 12,966,744	$ 3,600,063	27.8%	13.2%
Europe	93,367	28,068	30.1%	6.9%	6,261,114	1,881,174	30.0%	6.8%
Asia	26,584	5,192	19.5%	1.3%	2,039,881	396,429	19.4%	1.4%
Total operating portfolio - unconsolidated	**$ 305,042**	**$ 86,942**	**28.5%**	**21.4%**	**$ 21,267,739**	**$ 5,877,666**	**27.6%**	**21.4%**
Total								
Americas	$ 366,917	$ 235,508	64.2%	57.9%	$ 26,250,671	$ 16,883,990	64.3%	61.6%
Europe	194,003	128,704	66.3%	31.6%	11,905,491	7,525,551	63.2%	27.4%
Asia	64,215	42,823	66.7%	10.5%	4,664,125	3,020,673	64.8%	11.0%
Total operating portfolio - owned and managed	**$ 625,135**	**$ 407,035**	**65.1%**	**100.0%**	**$ 42,820,287**	**$ 27,430,214**	**64.1%**	**100.0%**

13
Copyright © 2012 Prologis

Operations Overview

Operating Metrics – Owned and Managed (A)

(square feet and dollars in thousands)

Fourth Quarter 2011 Report

Period Period Ending Occupancy by by Region (A) (A)

100% 95% 90% 85% 80%

92.2% 91.0% 91.1% 90.4%

Q1 2011 Q2 2011 Q3 2011 Q4 2011

Americas

91.6% 90.0% 89.3% 88.3%

Q1 2011 Q2 2011 Q3 2011 Q4 2011

Europe

11.5%

96.0%

95.0%

93.4%

91.1%

Q1 2011 Q2 2011 Q3 2011 Q4 2011

Asia

91.0% 92.2%

90.7%

89.9%

Q1 2011 Q2 2011 Q3 2011 Q4 2011

Total

Leasing Activity

Q1 2011 Q2 2011 Q3 2011 Q4 2011

Square feet of leases signed:

Properties under development 877 1,360 1,810 1,365

Operating properties:

New leases 14,773 11,841 11,545 13,663

Renew als 17,225 21,697 20,095 22,533

Total square feet of leases signed 32,875 34,898 33,450 37,561

Weighted average customer retention 65.8% 76.7% 76.3% 80.1%

Turnover costs (per square foot) (C) $ 1.35 $ 1.37 $ 1.36 $ 1.40

Capital Expenditures Incurred

Q1 2011 Q2 2011 Q3 2011 Q4 2011

Property improvements $ 16,701 $ 24,880 $ 33,611 $ 32,297

$ per square foot $ 0.03 $ 0.04 $ 0.06 $ 0.06

Tenant improvements 19,787 24,741 23,934 29,418

Leasing commissions 19,741 21,682 19,136 23,674

Total turnover costs 39,528 46,423 43,070 53,092

Total capital expenditures $ 56,229 $ 71,303 $ 76,681 $ 85,389

%of% of gross NOI (D) 8.9% 113%11.3% 12.4% 13.7%

Weighted average ow nership percent 65.2% 69.0% 76.5% 66.5%

Prologis share $ 36,645 $ 49,215 $ 58,687 $ 56,770

Same Store Information (B)

Q1 2011 Q2 2011 Q3 2011 Q4 2011

Square feet of population 554,504 552,370 547,380 538,400

Percentage change:

Rental income 2.0% 2.2%(0.1%) 0.9%

Rental expenses 2.3%(0.3%) 1.5% 2.0%

Net operating income 0.7% 3.1%(0.7%) 0.4%

Average occupancy 3.0% 2.5% 1.6% 1.6%

Square feet of leasing activity 28,233 27,721 27,969 32,159

Percentage change in rental rates(8.9%)(6.1%)(8.6%)(4.5%)

(A) Includes legacy AMB for the pre-Merger periods presented. (B) See the Notes and Definitions for further explanations.

(C) Turnover costs per foot represent expected costs based on the leases signed during the quarter, rather than costs incurred as presented in the “Capital Expenditures Incurred” section. (D) Pre-Merger information is based on pro forma NOI of the combined company for the respective period.

Copyright © 2012 Prologis

PROLOGIS

Operations Overview

Customer Information – Owned and Managed

(square feet and dollars in thousands)

Fourth Quarter 2011 Report

Top Customers

		% of Annual Base Rent	Total Square Feet
1	DHL	2.4%	11,473
2	CEVA Logistics	1.4%	7,508
3	Kuehne & Nagel	1.2%	6,279
4	Home Depot, Inc	1.1%	5,685
5	SNCF Geodis	1.0%	5,072
6	Amazon.Com, Inc.	0.9%	3,948
7	United States Government	0.8%	2,060
8	FedEx Corporation	0.7%	2,402
9	Unilever	0.7%	4,965
10	PepsiCo	0.6%	3,876
Top 10 Customers		10.8%	53,268
11	Nippon Express	0.6%	1,473
12	Tesco PLC	0.6%	2,603
13	DB Schenker	0.5%	2,249
14	Panasonic Logistics Co Ltd	0.5%	1,305
15	Hitachi Ltd	0.5%	1,287
16	Sagawa Express	0.5%	933
17	APL (Neptune Orient Lines)	0.5%	4,830
18	Panalpina Inc	0.5%	2,309
19	Kraft Foods, Inc.	0.5%	2,969
20	Sears Holdings Corporation	0.4%	3,397
21	UTi Worldwide	0.4%	1,970
22	C & S Wholesale Grocers Inc	0.4%	2,222
23	Caterpillar Logistics Services	0.4%	1,137
24	ND Logistics	0.4%	2,233
25	Raben Group BV	0.4%	2,027
Top 25 Customers		17.9%	86,212

Lease Expirations - Owned and Managed

Year	Annual Base Rent	Percentage of Total	Occupied Square Feet	Percentage of Total
Month to month customers	$ 31,307	1.1%	10,667	2.1%
2012	387,197	13.9%	75,204	14.6%
2013	450,841	16.2%	84,200	16.3%
2014	422,146	15.1%	78,519	15.2%
2015	377,290	13.5%	70,890	13.8%
2016	310,158	11.1%	57,711	11.2%
Thereafter	810,397	29.1%	138,047	26.8%
Total	$ 2,789,336	100%	515,238	100%

Lease Expirations - Prologis Share

Year	Annual Base Rent	Percentage of Total	Occupied Square Feet	Percentage of Total
Month to month customers	$ 22,125	1.2%	8,050	2.4%
2012	255,093	14.1%	49,358	14.5%
2013	295,861	16.3%	54,250	16.1%
2014	279,560	15.4%	53,558	15.9%
2015	248,888	13.7%	47,203	14.0%
2016	207,136	11.5%	38,653	11.5%
Thereafter	503,133	27.8%	86,322	25.6%
Total	$ 1,811,796	100%	337,394	100%

15
Copyright © 2012 Prologis

PROLOGIS

Capital Deployment

Building Dispositions and Contributions (A)

(square feet and dollars in thousands)

Fourth Quarter 2011 Report

	Q4 2011					FY 2011				
	Square Feet	Prologis Share of Square Feet	Total Proceeds	Prologis Share of Proceeds ($)	Prologis Share of Proceeds (%) (B)	Square Feet	Prologis Share of Square Feet	Total Proceeds	Prologis Share of Proceeds ($)	Prologis Share of Proceeds (%)
Third Party Building Dispositions										
Americas										
Prologis wholly owned	4,013	4,013	$200,228	$200,228	100.0%	8,680	8,680	$378,891	$378,891	100.0%
Prologis Institutional Alliance Fund II (C)	258	62	17,992	4,336	24.1%	548	132	35,692	8,602	24.1%
Prologis Targeted U.S. Logistics Fund	47	13	4,157	1,144	27.5%	1,008	301	76,757	22,924	29.9%
Prologis North American Properties Fund I	-	-	-	-	-	2,794	1,146	118,000	48,380	41.0%
Prologis North American Industrial Fund	1,010	233	36,391	8,406	23.1%	1,010	233	36,391	8,406	23.1%
Prologis North American Industrial Fund II	202	75	5,377	1,989	37.0%	602	223	11,175	4,134	37.0%
Prologis North American Industrial Fund III	40	8	1,351	270	20.0%	40	8	1,351	270	20.0%
Total Americas	**5,570**	**4,404**	**265,496**	**216,373**	**81.5%**	**14,682**	**10,723**	**658,257**	**471,607**	**71.6%**
Europe										
Prologis wholly owned	**340**	**340**	**45,040**	**45,040**	**100.0%**	**340**	**340**	**45,040**	**45,040**	**100.0%**
Asia										
Prologis wholly owned	**-**	**-**	**-**	**-**	**-**	**1,865**	**1,865**	**95,389**	**95,389**	**100.0%**
Total third party building dispositions	**5,910**	**4,744**	**$310,536**	**$261,413**	**84.2%**	**16,887**	**12,928**	**$798,686**	**$612,036**	**76.6%**
Building Contributions and Dispositions to Funds/Co-Invesment Ventures										
Americas										
Prologis Targeted U.S. Logistics Fund	4,190	4,190	$316,014	$316,014	100.0%	4,190	4,190	$316,014	$316,014	100.0%
Prologis Mexico Fondo Logistico (C)	5,340	4,592	292,850	230,127	78.6%	5,340	4,592	292,850	230,127	78.6%
Brazil Americas Fund and related joint ventures	954	239	106,782	26,695	25.0%	954	239	106,782	26,695	25.0%
Total Americas	**10,484**	**9,021**	**715,646**	**572,836**	**80.0%**	**10,484**	**9,021**	**715,646**	**572,836**	**80.0%**
Europe										
Prologis European Properties Fund II	1,282	1,282	113,627	113,627	100.0%	2,320	2,320	189,127	189,127	100.0%
Prologis Targeted Europe Logistics Fund	670	670	77,769	63,929	82.2%	670	670	77,769	63,929	82.2%
Total Europe	**1,952**	**1,952**	**191,396**	**177,556**	**92.8%**	**2,990**	**2,990**	**266,896**	**253,056**	**94.8%**
Asia										
Prologis China Logistics Venture 1	-	-	-	-	-	5,072	5,072	165,832	140,957	85.0%
Total Contributions and Dispositions to the Funds/ Co-Investment Ventures	**12,436**	**10,973**	**$907,042**	**$750,392**	**82.7%**	**18,546**	**17,083**	**$1,148,374**	**$966,849**	**84.2%**
Total Building Dispositions and Contributions	**18,346**	**15,717**	**$1,217,578**	**$1,011,805**	**83.1%**	**35,433**	**30,011**	**$1,947,060**	**$1,578,885**	**81.1%**
Weighted average stabilized cap rate				**7.1%**					**7.3%**	

(A) Amounts include legacy AMB and Prologis industrial building dispositions, but do not include dispositions of non-industrial buildings, land subject to ground leases or joint venture investments of $19 million and $522 million in the fourth quarter and year to date, respectively.
(B) Prologis share reflects actual ownership on consolidated funds. For contributions, this amount reflects cash proceeds to Prologis (net of units received for partial consideration).
(C) This is a consolidated fund.

16

Copyright © 2012 Prologis

PROLOGIS

Capital Deployment

Third Party Building Acquisitions (A)

(square feet and dollars in thousands)

Fourth Quarter 2011 Report

	Q4 2011					FY 2011				
	Square Feet	Prologis Share of Square Feet	Acquisition Costs	Prologis Share of Acquisition Costs ($)	Prologis Share of Acquisition Costs (%)	Square Feet	Prologis Share of Square Feet	Acquisition Costs	Prologis Share of Acquisition Costs ($)	Prologis Share of Acquisition Costs (%)
Third Party Building Acquisitions (A) (B)										
Americas										
Prologis wholly owned	713	713	$ 53,127	$ 53,127	100.0%	1,498	1,498	$ 99,249	$ 99,249	100.0%
Prologis Mexico Fondo Logistico (C)	-	-	-	-	-	163	33	8,344	1,669	20.0%
Prologis Targeted U.S. Logistics Fund	220	61	27,916	7,682	27.5%	979	288	94,670	27,712	29.3%
Total Americas	**933**	**774**	**81,043**	**60,809**	**75.0%**	**2,640**	**1,819**	**202,263**	**128,630**	**63.6%**
Europe										
Prologis wholly owned	-	-	-	-	-	-	-	-	-	-
Prologis Targeted Europe Logistics Fund	-	-	-	-	-	234	87	28,996	10,729	37.0%
Prologis European Properties Fund II	240	71	19,820	5,891	29.7%	507	151	34,412	10,269	29.8%
Europe Logistics Venture I	442	66	45,352	6,803	15.0%	442	66	45,352	6,803	15.0%
Total Europe	**682**	**137**	**65,172**	**12,694**	**19.5%**	**1,183**	**304**	**108,760**	**27,801**	**25.6%**
Asia	-	-	-	-	-	-	-	-	-	-
Total Third Party Acquisitions	**1,615**	**911**	**$ 146,215**	**$ 73,503**	**50.3%**	**3,823**	**2,123**	**$ 311,023**	**$ 156,431**	**50.3%**
Weighted average stabilized cap rate				**7.0%**					**7.4%**	

(A) Includes legacy AMB for the pre-Merger periods.
(B) Does not include acquisition of units in PEPR, the acquisition of SGP Property Fund or the acquisition of other joint venture interests.
(C) This is a consolidated fund. Prologis share excludes noncontrolling interest.

17

Copyright © 2012 Prologis

Capital Deployment – Fourth Quarter

Development Starts

Fourth Quarter 2011 Report

(in thousands, except percent and per square foot)

	Total Q4 2011				Prologis Share ($) - Q4				Prologis Share (%) - Q4	
	Square Feet	Total Expected Investment	Cost Per Square Foot	Leased % at Start	Square Feet	Total Expected Investment	Cost Per Square Foot	Leased % at Start	Square Feet	Total Expected Investment
Americas										
Prologis wholly owned	745	$50,173	$67	0.0%	745	$50,173	$67	0.0%	100.0%	100.0%
Prologis Targeted U.S. Logistics Fund	-	-	-	-	-	-	-	-	-	-
Prologis SGP Mexico	-	-	-	-	-	-	-	-	-	-
Brazil Fund and related joint ventures	966	82,333	85	0.0%	242	20,583	85	0.0%	25.0%	25.0%
Total Americas	1,711	132,506	77	0.0%	987	70,756	72	0.0%	57.7%	53.4%
Europe										
Prologis wholly owned	512	33,805	66	60.7%	512	33,805	66	60.7%	100.0%	100.0%
Prologis European Properties Fund II	-	-	-	-	-	-	-	-	-	-
Prologis Targeted Europe Logistics Fund	-	-	-	-	-	-	-	-	-	-
Total Europe	512	33,805	66	60.7%	512	33,805	66	60.7%	100.0%	100.0%
Asia										
Prologis wholly owned	-	-	-	-	-	-	-	-	-	-
Prologis China Logisitics Venture I	-	-	-	-	-	-	-	-	-	-
Total Asia	-	-	-	-	-	-	-	-	-	-
Total	**2,223**	**$166,311**	**$75**	**14.0%**	**1,499**	**$104,561**	**$70**	**20.7%**	**67.4%**	**62.9%**

Weighted average estimated stabilized yield (%)	10.6%
Pro forma NOI ($)	$17,629
Weighted average estimated cap rate at stabilization (%)	8.2%
Estimated value creation ($) (A)	$48,677
Prologis share of value creation ($) (A)	$24,087
Prologis share of value creation (%) (A)	49.5%

(A) Value creation excludes fees or promotes that we may earn. See complete definition in the Notes and Definitions section.

18

Copyright © 2012 Prologis

PROLOGIS

Capital Deployment – Full Year

Development Starts (A)

(in thousands, except percent and per square foot)

Fourth Quarter 2011 Report

	Total FY 2011				Prologis Share ($) - FY 2011				Prologis Share (%) - FY 2011	
	Square Feet	Total Expected Investment	Cost Per Square Foot	Current Leased %	Square Feet	Total Expected Investment	Cost Per Square Foot	Current Leased %	Square Feet	Current Leased %
Americas										
Prologis wholly owned	1,775	133,457	75	27.3%	1,775	133,457	75	27.3%	100.0%	100.0%
Prologis Targeted U.S. Logistics Fund	272	29,936	110	0.0%	84	9,280	110	0.0%	30.9%	31.0%
Prologis SGP Mexico	22	719	33	100.0%	5	158	33	100.0%	21.7%	22.0%
Brazil Fund and related joint ventures	1,569	140,373	89	19.6%	392	35,093	89	19.6%	25.0%	25.0%
Total Americas	3,638	304,485	84	22.4%	2,256	177,988	79	25.1%	62.0%	58.5%
Europe										
Prologis wholly owned	2,589	217,541	84	69.4%	2,589	217,541	84	69.4%	100.0%	100.0%
Prologis European Properties Fund II	418	27,042	65	100.0%	125	8,113	65	100.0%	29.9%	30.0%
Prologis Targeted Europe Logistics Fund	47	4,201	89	0.0%	17	1,554	89	0.0%	37.2%	37.0%
Total Europe	3,054	248,784	81	72.6%	2,731	227,208	83	70.4%	89.4%	91.3%
Asia										
Prologis wholly owned	3,901	457,408	117	20.2%	3,901	457,408	117	20.2%	100.0%	100.0%
Prologis China Logisitics Venture I	168	6,086	36	100.0%	25	913	36	100.0%	14.9%	15.0%
Total Asia	4,069	463,494	114	23.4%	3,926	458,321	117	20.7%	96.5%	98.9%
Total	**10,761**	**1,016,763**	**94**	**37.0%**	**8,913**	**863,517**	**97**	**37.0%**	**82.8%**	**84.9%**

Weighted average estimated stabilized yield (%)	8.5%
Pro forma NOI ($)	$86,425
Weighted average estimated cap rate at stabilization (%)	7.1%
Estimated value creation ($) (B)	$200,491
Prologis share of value creation ($) (B)	$159,992
Prologis share of value creation (%) (B)	79.8%

Historical Development Starts (TEI)


$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
$313,877
$758,905
$1,016,763
2009
2010
2011
Americas
Europe
Asia

Full Year 2011 Development Starts


$463,494
46%
$304,485
30%
$248,784
24%
$153,246
15%
$863,517
85%
$236,373
23%
$780,390
77%

Regional Break Out

Prologis share vs. Third Party

Build to Suit vs. Speculative

(A) Amounts include legacy AMB and Prologis.
(B) Value creation excludes fees or promotes that we may earn. See complete definition in the Notes and Definitions section.

19

Copyright © 2012 Prologis

PROLOGIS

Capital Deployment

Development Portfolio

Fourth Quarter 2011 Report

(in thousands, except percent)

	Pre-Stabilized Developments		2012 Expected Completion		2013 Expected Completion		Total Under Development		Total Development Portfolio			
	Sq Ft	TEI $	Sq Ft	TEI $	Sq Ft	TEI $	Sq Ft	TEI $	TEI $	Prologis share of TEI $	%of Total	Leased %
Consolidated												
U.S.												
Central	-	$ -	147	$7,752	-	$ -	147	$7,752	$7,752	$7,752	0.6%	0.0%
East	-	-	858	97,573	-	-	858	97,573	97,573	97,573	7.8%	36.8%
Northwest	-	-	-	-	-	-	-	-	-	-	0.0%	-
Southwest	271	35,361	415	25,617	-	-	415	25,617	60,978	60,978	4.9%	0.0%
U.S. Total	271	35,361	1,420	130,942	-	-	1,420	130,942	166,303	166,303	13.3%	18.7%
Latin America	221	12,598	596	37,362	-	-	596	37,362	49,960	49,960	4.0%	60.9%
Americas total	**492**	**47,959**	**2,016**	**168,304**	**-**	**-**	**2,016**	**168,304**	**216,263**	**216,263**	**17.3%**	**32.4%**
Europe												
Northern Europe	-	-	766	64,963	-	-	766	64,963	64,963	64,963	5.2%	58.3%
Southern Europe	-	-	506	37,301	-	-	506	37,301	37,301	37,301	3.0%	43.9%
Central Europe	206	16,129	201	13,261	-	-	201	13,261	29,390	29,390	2.4%	50.6%
United Kingdom	-	-	458	42,720	-	-	458	42,720	42,720	42,720	3.4%	100.0%
Europe total	**206**	**16,129**	**1,931**	**158,245**	**-**	**-**	**1,931**	**158,245**	**174,374**	**174,374**	**14.0%**	**62.4%**
Asia												
Japan	1,557	273,090	2,921	484,798	-	-	2,921	484,798	757,888	757,888	60.7%	50.1%
Asia total	**1,557**	**273,090**	**2,921**	**484,798**	**-**	**-**	**2,921**	**484,798**	**757,888**	**757,888**	**60.7%**	**50.1%**
Total global markets	**2,255**	**337,178**	**6,868**	**811,347**	**-**	**-**	**6,868**	**811,347**	**1,148,525**	**1,148,525**	**92.0%**	**48.1%**
Regional and other markets												
Americas	-	-	-	-	-	-	-	-	-	-	0.0%	-
Europe	-	-	314	18,369	-	-	314	18,369	18,369	18,369	1.5%	100.0%
Total regional and other markets	**-**	**-**	**314**	**18,369**	**-**	**-**	**314**	**18,369**	**18,369**	**18,369**	**1.5%**	**100.0%**
Total consolidated development portfolio	**2,255**	**337,178**	**7,182**	**829,716**	**-**	**-**	**7,182**	**829,716**	**1,166,894**	**1,166,894**	**93.5%**	**49.8%**
Unconsolidated												
Prologis Targeted U.S. Logistics Fund	-	-	272	28,726	-	-	272	28,726	28,726	7,905	0.6%	0.0%
Prologis SGP Mexico, LLC	-	-	22	1,026	-	-	22	1,026	1,026	222	0.0%	100.0%
Brazil Fund and related joint ventures	-	-	1,256	110,703	-	-	1,256	110,703	110,703	55,351	4.4%	0.0%
Prologis European Properties Fund II	-	-	134	10,326	-	-	134	10,326	10,326	3,069	0.3%	100.0%
Prologis Targeted Europe Logistics Fund	-	-	47	5,272	-	-	47	5,272	5,272	1,661	0.1%	0.0%
Prologis China Logistics Venture I	-	-	850	33,138	1,078	57,844	1,928	90,982	90,982	13,647	1.1%	44.1%
Total unconsolidated development portfolio	-	-	2,581	189,191	1,078	57,844	3,659	247,035	247,035	81,855	6.5%	**27.5%**
Total development portfolio - owned & managed	**2,255**	**$ 337,178**	**9,763**	**$ 1,018,907**	**1,078**	**$ 57,844**	**10,841**	**$ 1,076,751**	**$ 1,413,929**	**$ 1,248,749**	**100.0%**	**43.6%**
Total development portfolio - Prologis share	2,255	$337,178	8,072	$902,894	162	$8,677	8,233	$911,571	$1,248,749			**46.5%**
Total development portfolio - Prologis share (%)	100.0%	100.0%	82.7%	88.6%	15.0%	15.0%	75.9%	84.7%	88.3%			
Cost to complete ($)		$15,853		$377,529		$38,398		$415,927	$431,780			
Prologis share of cost to complete ($)		$15,853		$325,529		$5,760		$331,289	$347,142			
Percent build to suit (based on Prologis share) (%)		4.8%		29.0%		0.0%		28.8%				
Pre-leased percent (%)		n/a		40.7%		0.0%		36.6%				
Weighted average estimated stabilized yield (%)		7.0%		8.2%		9.0%		8.2%	7.9%			
Pro forma NOI ($)									$111,700			
Weighted average estimated cap rate at stabilization (%)									6.6%			
Estimated value creation ($) (A)									$278,495			
Prologis share of value creation ($) (A)									$237,510			
Prologis share of value creation (%) (A)									85.3%			

(A) Value creation excludes fees or promotes that we may earn. See complete definition in the Notes and Definitions section.

20

Copyright © 2012 Prologis

PROLOGIS

Capital Deployment

Land Portfolio – Owned and Managed

(dollars in thousands)

Fourth Quarter 2011 Report

Land by Market	Region	Acres: Total Owned & Managed	Acres: Prologis Share	Acres: Prologis Share (%)	Current Book Value: Total Owned & Managed	Current Book Value: Prologis Share ($)	Current Book Value: Prologis Share (%)	Current Book Value: % of Total
Global markets								
U.S.								
Atlanta	East	732	732	100.0%	$ 28,003	$ 28,003	100.0%	1.4%
Baltimore/Washington	East	106	106	100.0%	14,868	14,868	100.0%	0.7%
Central Valley	Northwest	188	188	100.0%	17,005	17,005	100.0%	0.8%
Central & Eastern PA	East	339	339	100.0%	29,354	29,354	100.0%	1.5%
Chicago	Central	638	638	100.0%	60,090	60,090	100.0%	3.0%
Dallas/Ft. Worth	Central	470	470	100.0%	23,373	23,373	100.0%	1.2%
Houston	Central	65	65	100.0%	7,928	7,928	100.0%	0.4%
New Jersey/New York City	East	305	305	100.0%	124,431	124,431	100.0%	6.2%
Seattle	Northwest	15	15	100.0%	2,121	2,121	100.0%	0.1%
South Florida	East	377	377	100.0%	141,581	141,581	100.0%	7.1%
Southern California	Southwest	779	779	100.0%	121,810	121,810	100.0%	6.1%
Canada	Canada	230	230	100.0%	92,034	92,034	100.0%	4.6%
Mexico	Mexico	1,021	1,021	100.0%	221,568	221,568	100.0%	11.0%
Brazil	Brazil	248	124	50.0%	43,162	21,581	50.0%	1.1%
Americas total		**5,513**	**5,389**	**97.8%**	**927,328**	**905,747**	**97.7%**	**45.2%**
Belgium	Northern	30	30	100.0%	10,298	10,298	100.0%	0.5%
France	Southern	396	396	100.0%	68,434	68,434	100.0%	3.4%
Germany	Northern	203	203	100.0%	50,475	50,475	100.0%	2.5%
Netherlands	Northern	63	63	100.0%	57,384	57,384	100.0%	2.9%
Poland	CEE	893	893	100.0%	116,942	116,942	100.0%	5.8%
Spain	Southern	100	100	100.0%	19,586	19,586	100.0%	1.0%
United Kingdom	UK	981	981	100.0%	243,325	243,325	100.0%	12.1%
Europe total		**2,666**	**2,666**	**100.0%**	**566,444**	**566,444**	**100.0%**	**28.2%**
China	China	60	45	75.0%	23,979	13,344	55.6%	0.7%
Japan	Japan	98	98	100.0%	225,121	225,121	100.0%	11.2%
Asia total		**158**	**143**	**90.5%**	**249,100**	**238,465**	**95.7%**	**11.9%**
Total global markets		**8,337**	**8,198**	**98.3%**	**1,742,872**	**1,710,656**	**98.2%**	**85.3%**
Top regional markets (A)								
Hungary	CEE	338	338	100.0%	46,716	46,716	100.0%	2.3%
Czech Republic	CEE	308	308	100.0%	45,249	45,249	100.0%	2.3%
Italy	Southern	114	114	100.0%	33,589	33,589	100.0%	1.7%
Central Florida	East	147	147	100.0%	26,336	26,336	100.0%	1.3%
Slovakia	CEE	108	108	100.0%	18,591	18,591	100.0%	0.9%
Savannah	East	229	229	100.0%	13,082	13,082	100.0%	0.7%
Denver	Northwest	66	66	100.0%	8,315	8,315	100.0%	0.4%
Columbus	Central	199	199	100.0%	6,692	6,692	100.0%	0.3%
Memphis	Central	159	159	100.0%	6,452	6,452	100.0%	0.3%
Cincinnati	Central	75	75	100.0%	4,915	4,915	100.0%	0.2%
Indianapolis	Central	127	127	100.0%	4,469	4,469	100.0%	0.2%
Louisville	Central	13	13	100.0%	425	425	100.0%	0.0%
Total regional markets		**1,883**	**1,883**	**100.0%**	**214,831**	**214,831**	**100.0%**	**10.6%**
Total other markets (11 markets)	Various	**769**	**769**	**100.0%**	**82,204**	**82,204**	**100.0%**	**4.1%**
Total land portfolio - owned and managed		**10,989**	**10,850**	**98.7%**	**$ 2,039,907**	**$ 2,007,691**	**98.4%**	**100.0%**
Original Cost Basis					**$ 3,116,922**			

(A) Ordered by our share of current book value.

21

Copyright © 2012 Prologis

PROLOGIS

Capital Deployment

Land Portfolio – Summary and Roll Forward

Fourth Quarter 2011 Report

(dollars in thousands)

Land Portfolio Summary	Acres	% of Total	Investment at December 31, 2011	% of Total
Americas				
Prologis wholly owned	6,931	63.1%	$ 1,010,644	49.5%
Brazil Fund and related joint ventures	248	2.2%	43,162	2.2%
Total Americas	**7,179**	**65.3%**	**1,053,806**	**51.7%**
Europe				
Prologis wholly owned	**3,652**	**33.2%**	**737,001**	**36.1%**
Asia				
Prologis wholly owned	140	1.3%	236,588	11.6%
Prologis China Logistics Venture 1	18	0.2%	12,512	0.6%
Total Asia	**158**	**1.5%**	**249,100**	**12.2%**
Total land portfolio - owned and managed	**10,989**	**100.0%**	**$ 2,039,907**	**100.0%**

Land Roll Forward - Owned and Managed	Americas	Europe	Asia	Total
As of September 30, 2011	$ 1,059,225	$ 775,722	$ 212,000	$ 2,046,947
Acquisitions	-	-	32,231	32,231
Dispositions (A)	(369)	(31,708)	-	(32,077)
Development starts	(32,572)	(8,102)	-	(40,674)
Infrastructure costs	18,488	6,191	8,862	33,541
Reclasses	6,457	5,099	-	11,556
Effect of changes in foreign exchange rates and other	2,577	(10,201)	(3,993)	(11,617)
As of December 31, 2011	$ 1,053,806	$ 737,001	$ 249,100	**$ 2,039,907**

(A) Includes 137 acres that were sold for $36 million in proceeds.

22

Copyright © 2012 Prologis

Private Capital

Detail Fund Information

Fourth Quarter 2011 Report

Fund Investment Information

Property Funds/Co-Investment Ventures Type Investment Type Geographic Focus Ownership Date Established Term

Prologis Institutional Alliance Fund II Core Consolidated US 24.1% June 2001 Closed end

Prologis AMS Core Consolidated US 38.6% June 2004 Closed end

Prologis Mexico Fondo Logistico (A) Core/Development Consolidated Mexico 20.0% July 2010 Closed end

Prologis European Properties Core Consolidated Europe 93.7% September 1999 Open end

Prologis California Core Unconsolidated US 50.0% August 1999 Closed end

Prologis North American Properties Fund I Core Unconsolidated US 41.3% June 2000 Closed end

Prologis North American Properties Fund XI Core Unconsolidated US 20.0% February 2003 Closed end

Prologis Targeted U.S. Logistics Fund (A) Core Unconsolidated US 27.5% October 2004 Open end

Prologis North American Industrial Fund (A) Core Unconsolidated US 23.1% March 2006 Open end

Prologis DFS Fund I Development Unconsolidated US 15.0% October 2006 Closed end

Prologis North American Industrial Fund III Core Unconsolidated US 20.0% July 2007 Closed end

Prologis North American Industrial Fund II Core Unconsolidated US 37.0% August 2007 Closed end

Prologis SGP Mexico (A) Core Unconsolidated Mexico 21.6% December 2004 Closed end

Prologis Mexico Industrial Fund Core Unconsolidated Mexico 20.0% August 2007 Closed end

Prologis Brazil Logistics Partners Fund I (A)(B) Development Unconsolidated Brazil 50.0% December 2010 Closed end

Prologis Targeted Europe Logistics Fund (A) Core Unconsolidated Europe 31.5% June 2007 Open end

Prologis European Properties Fund II (A) Core Unconsolidated Europe 29.7% August 2007 Open end

Europe Logistics Venture 1 (A) Core Unconsolidated Europe 15.0% February 2011 Open end

Prologis Japan Fund 1 Core Unconsolidated Japan 20.0% June 2005 Closed end

Prologis China Logistics Venture 1 (A) Core/Development Unconsolidated China 15.0% March 2011 Closed end

Information by Unconsolidated Property Fund/Co-investment Venture (C):

Prologis’ Share

Fourth Gross Book Value of Fourth Annualized Total Other Tangible Prologis Investment In

(in thousands) Square Feet Quarter NOI Operating Buildings Debt Quarter NOI Pro forma NOI Debt Assets (Liabilities) and Advances To

Prologis California 14,179 $16,328 $707,769 $310,000 $8,164 $32,656 155,000 $33 $83,994

Prologis North American Properties Fund I 6,239 5,052 266,069 108,721 2,086 8,344 44,902 125 33,194

Prologis North American Properties Fund XI 3,616 2,581 185,613 1,186 516 2,064 237 535 29,868

Prologis North American Industrial Fund 48,898 43,155 2,950,851 1,244,165 9,969 39,876 286,904 9,845 219,160

Prologis North American Industrial Fund II 34,231 28,571 2,085,703 1,243,262 10,571 42,284 459,758(7,017) 335,397

Prologis North American Industrial Fund III 24,653 17,631 1,762,789 1,014,103 3,526 14,104 202,821 946 26,066

Prologis Targeted U.S. Logistics Fund 41,945 53,086 3,920,592 1,598,417 14,611 58,444 439,885 6,803 665,594

Prologis Mexico Industrial Fund 9,494 7,932 584,599 214,149 1,586 6,344 42,830 1,388 52,243

Prologis SGP Mexico 6,352 8,459 406,140 218,825 1,827 7,308 47,266(8,824) 36,794

Brazil Fund and related joint ventures 934 2,296 96,618—826 3,304—15,425 113,985

Americas 190,541 185,091 12,966,744 5,952,828 53,682 214,728 1,679,603 19,259 1,596,295

Prologis European Properties Fund II 54,770 73,009 4,720,821 1,623,913 21,698 86,794 482,627(35,177) 404,298

Prologis Targeted Europe Logistics Fund 11,878 20,084 1,496,686 651,865 6,329 25,314 205,403(427) 245,859

Europe Logistics Venture I 440 273 43,607—41 164—4,132 11,853

Europe 67,088 93,367 6,261,114 2,275,778 28,068 112,272 688,030(31,472) 662,010

Prologis Japan Fund 1 7,263 24,089 1,808,924 961,435 4,818 19,271 192,287 19,835 180,999

Prologis China Logistics Venture 1 2,860 2,495 230,957 100,000 374 1,497 15,000 4,307 31,875

Asia 10,123 26,584 2,039,881 1,061,435 5,192 20,768 207,287 24,142 212,874

Total 267,752 $305,042 $21,267,739 $9,290,041 $86,942 $347,768 $2,574,920 $11,928 $2,471,179

(A) These funds are or will be actively investing in new properties through acquisition and/or development activities, whereas the remaining funds do not expect to be actively investing in new properties. (B) We have a 50% ownership interest in and consolidate an entity that in turn owns 50% of an entity that is accounted for on the equity method (“Brazil Fund”). The Brazil Fund develops industrial properties in Brazil. During the fourth quarter of 2011, the Brazil Fund sold 90% of three properties to a third party and retained a 10% ownership interest in the properties (“Brazil JVs”). Therefore, we effectively own 25% of the Brazil Fund and 5% of the operating properties in the Brazil JVs, which are included in our Owned and Managed operating pool.

(C) Values represent Prologis’ stepped up basis and may not equal the entities stand alone financial statements.

Copyright © 2012 Prologis

Private Capital

Fund Operating and Balance Sheet Information

(dollars in thousands)

Fourth Quarter 2011 Report

Americas Europe Asia Total

FFO and Net Earnings (Loss) of the Unconsolidated Property Funds, Aggregated (A) (B) For the Three Months Ended December 31, 2011

Rental income $ 246,946 $ 117,175 $ 39,212 $ 403,332

Rental expenses(57,886)(35,001)(11,742)(104,629)

Net operating income from properties 189,060 82,174 27,470 298,703

Other income (expense) 628 8,691(1,133) 8,186

Gains (losses) on dispositions of investments in real estate, net(15,756)—-(15,756)

General and administrative expenses(6,297)(3,413)(4,421)(14,131)

Interest expense(95,995)(27,715)(8,861)(132,571)

Current income tax expense(139)(455)(188)(781)

FFO of the property funds 71,502 59,282 12,867 143,651

Real estate related depreciation and amortization(69,339)(36,404)(16,553)(122,296)

Gains (losses) on dispositions of investments in real estate, net(37,431) -(1,529)(38,960)

Deferred tax benefit (expense) and other income (expense), net 14,080(13,417) 3,655 4,317

Net earnings (loss) of the property funds $ (21,188) $ 9,461 $(1,560) $(13,289)

Prologis’ Share of FFO and Net Earnings (Loss) of the Unconsolidated Property Funds, Aggregated (A) For the Three Months Ended December 31, 2011

Prologis’ share of the property funds’ FFO $ 21,074 $ 16,875 $ 3,279 $ 41,228

Interest and preferred dividend income 1,044—57 1,101

Fees earned by Prologis 21,888 10,015 6,805 38,708

FFO recognized by Prologis $ 44,006 $ 26,890 $ 10,141 $ 81,038

Prologis’ share of the property f unds’ net earnings (loss) $ (1,891) $ 2,230 $(536) $(197)

Interest and preferred dividend income 1,044—57 1,101

Fees earned by Prologis 21,888 10,015 6,805 38,708

Net earnings recognized by Prologis $ 21,041 $ 12,245 $ 6,326 $ 39,613

Condensed Balance Sheet of the Unconsolidated Property Funds, Aggregated (A)(B) As of December 31, 2011

Operating industrial properties, before depreciation $ 12,966,744 $ 6,261,114 $ 2,039,881 $ 21,267,739

Accumulated depreciation(1,265,663)(299,204)(36,297)(1,601,164)

Properties under development and land 103,457 6,432 62,405 172,294

Other assets 431,494 243,499 179,077 854,070

Total assets $ 12,236,031 $ 6,211,841 $ 2,245,066 $ 20,692,939

Third party debt $ 5,952,828 2,275,778 1,061,435 $ 9,290,041

Other liabilities 433,614 483,099 112,518 1,029,231

Total liabilities $ 6,386,442 $ 2,758,877 $ 1,173,953 $ 10,319,272

Weighted average ow nership 28.2% 29.9% 19.4% 27.8%

(A) Includes the unconsolidated property funds listed on the previous page. (B) Represents the entire entity, not our proportionate share.

Copyright © 2012 Prologis

PROLOGIS

Capitalization

Debt and Equity Summary

Fourth Quarter 2011 Report

(dollars and shares in millions)

Maturity	Prologis: Unsecured: Senior Debt	Prologis: Unsecured: Convertible Debt	Prologis: Unsecured: Credit Facilities	Prologis: Unsecured: Other Debt	Prologis: Secured Mortgage Debt	Prologis: Total	Consolidated Investees Debt	Total Consolidated Debt	Unconsolidated Investees Debt	Total Debt	Prologis Share of Total Debt	Prologis Share (%)
2012	$76	$458	-	$162	$163	$859	$361	$1,220	$871	$2,091	$1,306	62.5%
2013	376	482	-	1	138	997	599	1,596	1,758	3,354	1,932	57.6%
2014	374	-	291	1	285	951	1,016	1,967	1,479	3,446	2,385	69.2%
2015	287	460	644	202	209	1,802	22	1,824	1,159	2,983	2,149	72.0%
2016	638	-	-	1	174	813	137	950	1,389	2,339	1,207	51.6%
2017	700	-	-	1	12	713	2	715	739	1,454	907	62.4%
2018	900	-	-	1	151	1,052	64	1,116	650	1,766	1,225	69.4%
2019	647	-	-	1	255	903	1	904	340	1,244	1,028	82.6%
2020	690	-	-	1	10	701	1	702	402	1,104	804	72.8%
2021	-	-	-	-	172	172	1	173	333	506	264	52.2%
Thereafter	-	-	-	10	143	153	2	155	139	294	193	65.6%
Subtotal	**4,688**	**1,400**	**935**	**381**	**1,712**	**9,116**	**2,206**	**11,322**	**9,259**	**20,581**	**13,400**	**65.1%**
Unamortized net (discounts) premiums	84	(85)	2	6	14	21	39	60	31	91	62	68.1%
Subtotal	**4,772**	**1,315**	**937**	**387**	**1,726**	**9,137**	**2,245**	**11,382**	**9,290**	**20,672**	**$13,462**	**65.1%**
Third party share of debt	-	-	-	-	-	-	(495)	(495)	(6,715)	(7,210)		
Prologis share of debt	**$4,772**	**$1,315**	**$937**	**$387**	**$1,726**	**$9,137**	**$1,750**	**$10,887**	**$2,575**	**$13,462**		
Prologis share of debt by local currency												
Dollars	$4,641	$1,315	$73	$19	$900	$6,948	$124	$7,072	$1,695		$8,767	
Euro	-	-	537	204	16	757	1,263	2,020	560		2,580	
GBP	-	-	-	-		-	363	363	115		478	
Yen	131	-	327	164	788	1,410	-	1,410	192		1,602	
Other	-	-	-	-	22	22	-	22	13		35	
Prologis share of debt	**$4,772**	**$1,315**	**$937**	**$387**	**$1,726**	**$9,137**	**$1,750**	**$10,887**	**$2,575**		**$13,462**	
Weighted average interest rate (A)	6.3%	4.8%	2.2%	2.4%	4.7%	5.2%	4.8%	5.1%	4.9%		5.1%	
Weighted average remaining maturity in years	5.6	1.6	3.0	3.2	5.6	4.6	2.2	4.2	3.9		4.1	

Market Equity

Security	Shares	Price	Value
Common Stock	458.6	$29	$13,117
Partnership Units	3.4	$29	96
Total	462.0		$13,213

Preferred Stock

Series	Dividend Rate	Value
Series L	6.5%	$49
Series M	6.8%	58
Series O	7.0%	75
Series P	6.9%	50
Series Q	8.5%	100
Series R	6.8%	125
Series S	6.8%	125
	7.1%	$582

Liquidity

Aggregate lender commitments	$2,184
Less:	
Borrowings outstanding	935
Outstanding letters of credit	85
Current availability	$1,164
Unrestricted cash	176
Total liquidity	$1,340

(A) Interest rate is based on the effective rate (which includes the amortization of related premiums and discounts) and weighted based on borrowings outstanding.

25

Copyright © 2012 Prologis

PROLOGIS
Capitalization
Debt Covenants and Other Metrics
Fourth Quarter 2011 Report

(dollars in thousands)

Covenants as of December 31, 2011 (A)

	Legacy AMB Indenture		New Prologis Indenture	
	Covenant	Actual	Covenant	Actual
Outstanding indebtedness to adjusted total assets	<60%	37.9%	<60%	37.9%
Fixed charge coverage ratio	>1.5x	2.48x	>1.5x	2.67x
Maximum secured debt to adjusted total assets	<40%	10.6%	<40%	10.6%
Unencumbered assets ratio to unsecured debt	>150%	271.7%	>150%	271.7%

	Global Line	
	Covenant	Actual
Maximum consolidated leverage to total asset value	<60%	40.2%
Fixed charge coverage ratio	>1.5x	2.37x
Unencumbered debt service coverage ratio	>1.5x	2.93x
Maximum secured debt to total asset value	<35%	12.3%
Minimum net w orth	>$10.0 billion	$15.4 billion

Debt Metrics (B) (C)

	2011	
	Fourth Quarter	Third Quarter
Debt as % of gross real estate assets	44.1%	45.7%
Secured debt as % of gross real estate assets	17.9%	18.4%
Unencumbered gross real estate assets to unsecured debt	228.7%	221.9%
Fixed charge coverage ratio	2.07x	2.04x
Debt/Core EBITDA	8.73x	8.89x

Encumbrances as of December 31, 2011

Consolidated:	Unencumbered	Encumbered	Total
Operating portfolio	$ 14,101,948	$ 7,450,600	$ 21,552,548
Development portfolio	815,406	45,125	860,531
Land	1,949,690	34,543	1,984,233
Other real estate investments	390,225	-	390,225
Notes receivable backed by real estate	-	322,834	322,834
Assets held for sale	267,819	177,031	444,850
Total consolidated	17,525,088	8,030,133	25,555,221
Unconsolidated operating portfolio - Prologis' share	1,317,259	4,560,407	5,877,666
Unconsolidated development portfolio and land - Prologis' share	54,563	4,972	59,535
Gross real estate assets	$ 18,896,910	$ 12,595,512	$ 31,492,422

Secured and Unsecured Debt as of December 31, 2011

	Unsecured Debt	Secured Mortgage Debt	Total
Prologis debt	$ 7,403,995	$ 1,711,882	$ 9,115,877
Consolidated investees debt	748,319	1,457,404	2,205,723
Third party share of consolidated debt	(85,598)	(402,867)	(488,465)
Our share of unconsolidated investees debt	109,624	2,457,188	2,566,812
Total debt	8,176,340	5,223,607	13,399,947
Premium (discount) - consolidated	34,686	25,122	59,808
Third party share of premium (discount)	(1,959)	(4,246)	(6,205)
Our share of premium (discount) - unconsolidated	-	8,107	8,107
Total debt, net of premium (discount)	$ 8,209,067	$ 5,252,590	$ 13,461,657

(A) These calculations are made in accordance with the respective debt agreements, may be different than other covenants or metrics presented and are not calculated in accordance with the applicable SEC rules.
(B) All metrics include both consolidated and Prologis share of unconsolidated investees.
(C) See Notes and Definitions for calculation of amounts.

26
Copyright © 2012 Prologis

Capitalization

Assets Under Management

(in millions)

Fourth Quarter 2011 Report

50,000 45,000 40,000 35,000 30,000 25,000 20,000 15,000 10,000 5,000 0

$ 27,258

Preferred Shares $582

Debt $13,462

Equity Cap $13,214

Total Enterprise Value

$ 43,280

Committed Equity/Investment $2,195

AUM Private Capital $24,742

Investors’ share of assets in JVs/funds $13,827

Prologis share of assets in JVs/funds $8,720

Direct owned and other assets $18,538

Assets Under Management

Total Enterprise Value $27,258

$ 43,280

Asia 12.0%

Europe 32.4%

Americas 55.6%

Total AUM by Division

Copyright © 2012 Prologis

PROLOGIS

Net Asset Value

Components

(in thousands, except for percentages and per square foot)

Fourth Quarter 2011 Report

Real Estate Operations

	Square Feet	Gross Book Value	GBV per Sq. Ft.	Fourth Quarter NOI (Actual)	Fourth Quarter NOI (Pro Forma)	Annualized NOI	Percent Occupied
CONSOLIDATED OPERATING PORTFOLIO							
Properties generating net operating income							
Americas	193,056	$ 12,831,435	$ 66	$ 184,746	$ 184,746	$ 738,984	94.2%
Europe	71,565	5,375,897	75	102,952	102,952	411,808	93.8%
Asia	13,910	2,624,244	189	37,631	37,631	150,524	94.9%
Pro forma adjustment for mid-quarter acquisitions/development completions					678	2,712	
Sub-total	278,531	20,831,576	75	325,329	326,007	1,304,028	94.1%
Properties generating net operating loss							
Americas	8,445	452,492	54	(2,920)			40.7%
Europe	4,075	268,480	66	(2,316)			11.4%
Sub-total	12,520	720,972	58	(5,236)			31.2%
Total consolidated portfolio	**291,051**	**$ 21,552,548**	**$ 74**	**$ 320,093**	**$ 326,007**	**$ 1,304,028**	**91.4%**
UNCONSOLIDATED OPERATING PORTFOLIO (Prologis Share)							
Prologis interest in unconsolidated operating portfolio							
Americas	54,189	$ 3,600,063	$ 66	$ 53,682	$ 53,682	$ 214,728	93.4%
Europe	20,086	1,881,174	94	28,068	28,068	112,272	94.1%
Asia	1,882	396,429	211	5,192	5,192	20,768	97.4%
Pro forma adjustment for mid-quarter acquisitions/development completions					299	1,196	
Adjustment for North America Fund II (A)					18,000	72,000	
Prologis share of unconsolidated operating portfolio	**76,157**	**$ 5,877,666**	**$ 77**	**$ 86,942**	**$ 105,241**	**$ 420,964**	**93.7%**
Total operating portfolio	**367,208**	**$ 27,430,214**	**$ 75**	**$ 407,035**	**$ 431,248**	**$ 1,724,992**	**91.9%**

Development

	Square Feet	Investment Balance	TEI	TEI per Sq Ft.	Annualized Pro Forma NOI	Percent Occupied
CONSOLIDATED						
Prestabilized						
Americas	492	$ 41,200	$ 47,959	$ 97	$ 3,460	33.4%
Europe	206	14,163	16,129	78	1,640	0.0%
Asia	1,557	265,038	273,090	175	18,352	71.2%
						56.4%
Properties under development						
Americas	2,016	100,298	168,304	83	12,781	
Europe	2,245	123,515	176,614	79	14,965	
Asia	2,921	316,317	484,798	166	34,318	
Total consolidated	**9,437**	**860,531**	**1,166,894**	**124**	**85,516**	
UNCONSOLIDATED (Prologis Share)						
Development portfolio						
Americas	707	26,681	63,478	90	7,925	
Europe	55	1,912	4,730	86	401	
Asia	289	7,484	13,647	47	1,267	
Total unconsolidated	**1,051**	**36,077**	**81,855**	**78**	**9,593**	
Total development portfolio	**10,488**	**$ 896,608**	**$ 1,248,749**	**$ 119**	**$ 95,109**	
Development Platform (see development pages)						

(A) An adjustment is made to reflect 100% of the NOI for this fund to account for our preferred interest.

28

Copyright © 2012 Prologis

Net Asset Value

Components—Continued

(in thousands) Fourth Quarter 2011 Report

Balance Sheet and Other Items

As of December 31, 2011

CONSOLIDATED

Other assets

Cash and cash equivalents $ 176,072

Restricted cash 71,992

Deposits, prepaid assets and other tangible assets 471,024

Other real estate investments 390,225

Accounts receivable 147,999

Notes receivable backed by real estate 322,834

Prologis receivable from unconsolidated property funds 35,237

Investments in and advances to other unconsolidated investees 386,576

Assets held for sale, net of liabilities 423,858

Total other assets $ 2,425,817

Other liabilities

Accounts payable and other current liabilities 639,490

Deferred income taxes 598,373

Value added tax and other tax liabilities 79,312

Tenant security deposits 158,544

Other liabilities 389,319

Noncontrolling interests 793,835

Total liabilities and noncontrolling interests $ 2,658,873

UNCONSOLIDATED

Prologis share of net assets (liabilities) $ 11,929

Land

Investment Balance

Original land basis $ 3,061,307

Current book value of land $ 1,984,233

Prologis share of book value of land in unconsolidated investees 23,458

Total $ 2,007,691

Private Capital / Development Management

Fourth Quarter Annualized

Private capital

Private capital revenue $ 40,230 $ 160,920

Private capital expenses (15,734) (62,936)

Profit margin $ 24,496 $ 97,984

Development management income $ 1,321

Debt and Preferred Stock

As of December 31, 2011

Consolidated debt—at par $ 11,321,600

Prologis share of unconsolidated debt—at par 2,566,812

13,888,412

Adjustment for North American Industrial Fund II (A) 783,504

Subtotal debt 14,671,916

Preferred stock 582,200

Total debt and preferred stock $ 15,254,116

Outstanding shares of common stock 458,644

(A) An adjustment is made to reflect 100% of the debt for this fund to account for our preferred interest.

29 Copyright © 2012 Prologis

PROLOGIS

Notes and Definitions

Fourth Quarter 2011 Report

Please refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q and other public reports for further information about us and our business. Certain amounts from previous periods presented in the Supplemental Information have been reclassified to conform to the 2011 presentation.

Our real estate operations segment represents the direct, long-term ownership of industrial properties. Our investment strategy in this segment focuses primarily on the ownership and leasing of industrial properties in global and regional markets. Our intent is to hold and use these properties; however, depending on market and other conditions, we may contribute or sell these properties to property funds/co-investment ventures or sell to third parties. When we contribute or sell properties we have developed, we recognize FFO to the extent the proceeds received exceed our original investment (i.e. prior to depreciation) and present the results as Net Gains on Dispositions. In addition, we have industrial properties that are currently under development and land available for development that are part of this segment as well. We may develop the land or sell to third parties, depending on market conditions, customer demand and other factors. The private capital segment represents primarily the management of unconsolidated property funds and joint ventures and the properties they own.

On June 3, 2011, AMB Property Corporation ("AMB") and ProLogis combined through a merger of equals (the "Merger"). As a result of the Merger, each outstanding ProLogis common share was converted into 0.4464 shares of AMB common stock. At the time of the Merger, AMB changed its name to Prologis, Inc. After consideration of all applicable factors pursuant to the business combination accounting rules, the Merger resulted in a reverse acquisition in which AMB was considered the "legal acquirer" and ProLogis was considered the "accounting acquirer". As such, the historical results of ProLogis are included for the full period and AMB results are included from the date of the Merger going forward.

During the second quarter of 2011, we increased our ownership of ProLogis European Properties ("PEPR"), through open market purchases and a mandatory tender offer. On May 25, 2011, we settled on our mandatory tender offer. Pursuant to the tender offer and open-market purchases made during the tender period, we acquired an additional 96.5 million ordinary units and 2.7 million convertible preferred units of PEPR for an aggregate purchase price of approximately €615.5 million. We funded the aggregate purchases through borrowings under our existing credit facilities and a new €500 million bridge facility, which was subsequently repaid with proceeds received from our June equity offering.

After completion of the tender offer, we began consolidating PEPR and recognized a gain of €59.6 million ($85.9 million). Following the tender offer, and including open market purchases and our participation in new equity offerings through December 31, 2011, we owned approximately 93.7% of the voting ordinary units of PEPR and 94.9% of the convertible preferred units as of December 31, 2011.

We have preliminarily allocated the aggregate purchase price related to the Merger of $5.9 billion and PEPR of €1.1 billion ($1.6 billion) as set forth below. The allocations are based on our preliminary valuations, estimates and assumptions and are subject to change.

(amounts in thousands)	Merger	PEPR	Total
Investments in real estate properties	$ 8,172,814	$ 4,453,069	$ 12,625,883
Investments in and advances to unconsolidated investees	1,620,336	-	1,620,336
Cash, accounts receivable and other assets	687,857	251,826	939,683
Debt	(3,646,719)	(2,240,764)	(5,887,483)
Accounts payable, accrued expenses and other liabilities	(430,562)	(703,541)	(1,134,103)
Noncontrolling interests	(547,277)	(133,651)	(680,928)
Total purchase price	$ 5,856,449	$ 1,626,939	$ 7,483,388

Acquisition cost represents economic cost and not necessarily what is capitalized. It includes the initial purchase price; the effects of marking assumed debt to market; if applicable, all due diligence and closing costs, lease intangibles; and estimated acquisition capital expenditures including leasing costs to achieve stabilization.

Assets Held For Sale and Discontinued Operations. As of December 31, 2011, we had four land parcels and 35 operating properties that met the criteria to be presented as held for sale. The amounts included in *Assets Held for Sale* include real estate investment balances and the related assets and liabilities for each property.

During 2011, we disposed of 92 properties (most of which were non-development properties) aggregating 10.2 million square feet to third parties. During all of 2010, we disposed of land subject to ground leases and 205 properties aggregating 25.4 million square feet to third parties, two of which were development properties.

The operations of the properties held for sale and properties that were disposed of to third parties during a period, including the aggregate net gains or losses recognized upon their disposition, are presented as discontinued operations in our Consolidated Statements of Operations for all periods presented. The income attributable to these properties was as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2011	2010	2011	2010
Rental income	$ 13,881	$ 35,199	$ 59,583	$ 180,629
Rental expenses	(1,965)	(8,039)	(12,564)	(48,568)
Depreciation and amortization	(5,925)	(8,726)	(18,561)	(47,626)
Interest expense	(139)	-	(551)	-
Income attributable to disposed properties and assets held for sale	$ 5,852	$ 18,434	$ 27,907	$ 84,435

For purposes of our Consolidated Statements of FFO, we do not segregate discontinued operations. In addition, we include the gains and losses from disposition impairment charges of land parcels and development properties in the calculation of FFO, including those classified as discontinued operations.

Assets Under Management ("AUM") represents the estimated value of the real estate we own or manage through our consolidated entities and unconsolidated investees. We calculate AUM by adding the noncontrolling interests's share of the estimated fair value of the real estate investment to our share of total market capitalization.

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PROLOGIS

Notes and Definitions

Fourth Quarter 2011 Report

Calculation of Per Share Amounts are as follows *(in thousands, except per share amounts)*:

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2011	2010	2011	2010
Net earnings (loss)				
Net earnings (loss)	$ (45,459)	$ (1,166,589)	$ (188,110)	$ (1,295,920)
Noncontrolling interest attributable to convertible limited partnership units	-	-	-	-
Adjusted net earnings (loss) - Diluted	$ (45,459)	$ (1,166,589)	$ (188,110)	$ (1,295,920)
Weighted average common shares outstanding - Basic (a)	458,383	239,912	370,534	219,515
Incremental weighted average effect of conversion of limited partnership units	-	-	-	-
Incremental weighted average effect of stock awards	-	-	-	-
Weighted average common shares outstanding - Diluted (a)	458,383	239,912	370,534	219,515
Net earnings (loss) per share - Basic	$ (0.10)	$ (4.86)	$ (0.51)	$ (5.90)
Net earnings (loss) per share - Diluted	$ (0.10)	$ (4.86)	$ (0.51)	$ (5.90)
FFO, as defined by Prologis				
FFO, as defined by Prologis	$ 134,147	$ (1,154,157)	$ 411,688	$ (974,197)
Noncontrolling interest attributable to convertible limited partnership units	108	-	289	-
FFO - Diluted, as defined by Prologis	$ 134,255	$ (1,154,157)	$ 411,977	$ (974,197)
Weighted average common shares outstanding - Basic (a)	458,383	239,912	370,534	219,515
Incremental weighted average effect of conversion of limited partnership units	3,361	-	2,095	-
Incremental weighted average effect of stock awards	1,258	-	1,452	-
Weighted average common shares outstanding - Diluted (a)	463,002	239,912	374,081	219,515
FFO per share - Diluted, as defined by Prologis	$ 0.29	$ (4.81)	$ 1.10	$ (4.44)
Core FFO				
Core FFO	$ 203,945	$ 99,380	$ 593,917	$ 281,386
Noncontrolling interest attributable to convertible limited partnership units	108	(588)	289	(64)
Interest expense on convertible debt assumed converted	4,165	4,218	16,824	-
Core FFO - Diluted	$ 208,218	$ 103,010	$ 611,030	$ 281,322
Weighted average common shares outstanding - Basic (a)	458,383	239,912	370,534	219,515
Incremental weighted average effect of conversion of limited partnership units	3,361	339	2,095	346
Incremental weighted average effect of stock awards	1,258	1,646	1,452	1,495
Incremental weighted average effect of conversion of certain convertible debt	11,879	11,879	11,879	-
Weighted average common shares outstanding - Diluted (a)	474,881	253,776	385,960	221,356
Core FFO per share - Diluted	$ 0.44	$ 0.41	$ 1.58	$ 1.27

(a) *The historical Prologis shares outstanding have been adjusted by the Merger exchange ratio of 0.4464. Amounts in 2011 include the assumed issuance of 254.8 million shares as of the Merger date.*

Core EBITDA. We use Core EBITDA to measure both our operating performance and liquidity. We calculate Core EBITDA beginning with consolidated net earnings/loss and removing the affect of interest, income taxes, depreciation and amortization, impairment charges, gains or losses from the acquisition or disposition of investments in real estate, gains or losses on early extinguishment of debt and derivative contracts (including cash charges), similar adjustments we make to our Core FFO (see definition below), and other non-cash charges or gains (such as stock based compensation amortization and unrealized gains or losses on foreign currency and derivative activity), including our share of these items from unconsolidated investees.

We consider Core EBITDA to provide investors relevant and useful information because it permits investors to view income from operations on an unleveraged basis before the effects of income tax, non-cash depreciation and amortization expense and other items (including stock-based compensation amortization and certain unrealized gains and losses), gains or losses from the acquisition or disposition of investments in real estate, items that affect comparability, and other significant non-cash items. In 2011, we adjusted Core EBITDA to include a pro forma adjustment to reflect a full period of NOI on the operating properties we acquired through the Merger and PEPR acquisition and to exclude Merger, Acquisition and Other Integration Expenses and costs associated with the hurricane and tsunami that occurred in first quarter 2011 in Japan. By excluding interest expense EBITDA allows investors to measure our operating performance independent of our capital structure and indebtedness and, therefore, allows for a more meaningful comparison of our operating performance to that of other companies, both in the real estate industry and in other industries. Gains and losses on the early extinguishment of debt generally included the costs of repurchasing debt securities. Although difficult to predict, these items may be recurring given the uncertainty of the current economic climate and its adverse effects on the real estate and financial markets. While not infrequent or unusual in nature, these items result from market fluctuations that can have inconsistent effects on our results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure our performance and the value of our long-term investment decisions and strategies.

As a liquidity measure, we believe that Core EBITDA helps investors to analyze our ability to meet interest payment obligations and to make quarterly preferred share dividends. We believe that investors should consider Core EBITDA in conjunction with net income (the primary measure of our performance) and the other required Generally Accepted Accounting Principles ("GAAP") measures of our performance and liquidity, to improve their understanding of our operating results and liquidity, and to make more meaningful comparisons of our performance against other companies. By using Core EBITDA an investor is assessing the earnings generated by our operations, but not taking into account the eliminated expenses or gains incurred in connection with such operations. As a result, Core EBITDA has limitations as an analytical tool and should be used in conjunction with our required GAAP presentations. Core EBITDA does not reflect our historical cash expenditures or future cash requirements for working capital, capital expenditures distribution requirements or contractual commitments. Core EBITDA, also does not reflect the cash required to make interest and principal payments on our outstanding debt.

While EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, our computation of Core EBITDA may not be comparable to EBITDA reported by other companies. We compensate for the limitations of Core EBITDA by providing investors with financial statements prepared according to GAAP, along with this detailed discussion of Core EBITDA and a reconciliation of Core EBITDA to consolidated net earnings (loss), a GAAP measurement.

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PROLOGIS

Notes and Definitions

Fourth Quarter 2011 Report

Debt Metrics. See below for the detailed calculations for the three months ended for the respective period (*dollars in thousands*):

	Three Months Ended Dec. 31 2011	Three Months Ended Sept. 30 2011
Debt as a % of gross real estate assets:		
Total debt	$ 13,888,412	$ 14,662,221
Gross real estate assets	$ 31,492,422	$ 32,118,465
Debt as a % of gross real estate assets	**44.1%**	**45.7%**
Secured debt as a % of gross real estate assets:		
Secured debt	$ 5,626,474	$ 5,923,718
Gross real estate assets	$ 31,492,422	$ 32,118,465
Secured debt as a % of gross real estate assets	**17.9%**	**18.4%**
Unencumbered gross real estate assets to unsecured debt:		
Unencumbered gross real estate assets	$ 18,896,910	$ 19,391,215
Unsecured debt	$ 8,261,938	$ 8,738,503
Unencumbered gross real estate assets to unsecured debt	**228.7%**	**221.9%**
Fixed Charge Coverage ratio:		
Core EBITDA	**$ 397,629**	**$ 412,192**
Interest expense	$ 129,341	$ 136,064
Amortization and write-off of deferred loan costs	(4,316)	(3,572)
Amortization of debt premium (discount), net	5,682	7,079
Capitalized interest	14,090	14,753
Preferred stock dividends	10,276	10,409
Our share of fixed charges from unconsolidated entities	37,003	37,187
Total fixed charges	**$ 192,076**	**$ 201,920**
Fixed charge coverage ratio	**2.07x**	**2.04x**
Debt to Core EBITDA:		
Total debt, including our share of unconsolidated investees	$ 13,888,412	$ 14,662,221
Core EBITDA-annualized	$ 1,590,516	$ 1,648,768
Debt to Core EBITDA ratio	**8.73x**	**8.89x**

Committed Equity/Investment is our estimate of the gross real estate, which could be acquired through the use of the equity commitments from our property fund or co-investment venture partners, plus our funding obligations and estimated debt capitalization.

FFO; FFO, as defined by Prologis; Core FFO; AFFO (collectively referred to as "FFO"). FFO is a non-GAAP measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although the National Association of Real Estate Investment Trusts ("NAREIT") has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business.

FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, we believe our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.

NAREIT's FFO measure adjusts net earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales and impairment charges of previously depreciated properties. We agree that these two NAREIT adjustments are useful to investors for the following reasons:

(i) historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO "since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves." Consequently, NAREIT's definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.

(ii) REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT's definition of FFO, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT's activity and assists in comparing those operating results between periods. We include the gains and losses from dispositions of land and development properties, as well as our proportionate share of the gains and losses from dispositions recognized by our unconsolidated investees, in our definition of FFO.

Our FFO Measures

At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that "management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community." We believe stockholders, potential investors and financial analysts who review our operating results are best served by a defined FFO measure that includes other adjustments to net earnings computed under GAAP in addition to those included in the NAREIT defined measure of FFO. Our FFO measures are used by management in analyzing our business and the performance of our properties and we believe that it is important that stockholders, potential investors and financial analysts understand the measures management uses.

We use these FFO measures, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) assess our performance as compared to similar real estate companies and the industry in general; and (v) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of short-term items that we do not expect to affect the underlying long-term performance of the properties. The long-term performance of our properties is principally driven by rental income. While not infrequent or unusual, these additional items we exclude in calculating *FFO, as defined by Prologis*, are subject to significant fluctuations from period to period that cause both positive and negative short-term effects on our results of operations, in inconsistent and unpredictable directions that are not relevant to our long-term outlook.

We use our FFO measures as supplemental financial measures of operating performance. We do not use our FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

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PROLOGIS

Notes and Definitions

Fourth Quarter 2011 Report

FFO, as defined by Prologis

To arrive at *FFO, as defined by Prologis*, we adjust the NAREIT defined FFO measure to exclude:

(i) deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;
(ii) current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure;
(iii) foreign currency exchange gains and losses resulting from debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated investees;
(iv) foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated investees; and
(v) mark-to-market adjustments associated with derivative financial instruments.

We calculate *FFO, as defined by Prologis* for our unconsolidated investees on the same basis as we calculate our *FFO, as defined by Prologis*.

We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.

FFO, excluding significant non-cash items

When we began to experience the effects of the global economic crises in the fourth quarter of 2008, we decided that *FFO, as defined by Prologis*, did not provide all of the information we needed to evaluate our business in this environment. As a result, we developed *FFO, excluding significant non-cash items* to provide additional information that allowed us to better evaluate our operating performance during that unprecedented economic time. Beginning in 2011, we no longer use FFO, excluding significant non-cash items.

Core FFO

Core FFO includes *FFO, as defined by Prologis*, adjusted to remove gains (losses) on acquisitions or dispositions of investments in real estate that are included in *FFO, as defined by Prologis*. If we recognize impairment charges due to the expected disposition of investments in real estate, we exclude those impairment charges. We may also adjust for certain other significant items that affect comparability as noted in the reconciliation. In 2011, we have adjusted to exclude Merger, Acquisitions and Other Integration Expenses; early extinguishment of debt; and losses for the disaster expenses that occurred in March 2011 in Japan.

AFFO

To arrive at AFFO, we adjust Core FFO to further exclude; (i) straight-line rents; (ii) amortization of above- and below-market lease intangibles; (iii) recurring capital expenditures; (iv) amortization of management contracts; (v) amortization of debt premiums and discounts, net of amounts capitalized, and; (vi) stock compensation expense.

We believe AFFO provides a meaningful indicator of our ability to fund cash needs, including cash distributions to our stockholders.

Limitations on Use of our FFO Measures

While we believe our defined FFO measures are important supplemental measures, neither NAREIT's nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Accordingly, they are two of many measures we use when analyzing our business. Some of these limitations are:

- The current income tax expenses that are excluded from our defined FFO measures represent the taxes that are payable.
- Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of industrial properties are not reflected in FFO.
- Gains or losses from property acquisitions and dispositions or impairment charges related to expected dispositions represent changes in the value of the properties. By excluding these gains and losses, FFO does not capture realized changes in the value of acquired or disposed properties arising from changes in market conditions.
- The deferred income tax benefits and expenses that are excluded from our defined FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measures do not currently reflect any income or expense that may result from such settlement.
- The foreign currency exchange gains and losses that are excluded from our defined FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.
- Certain items that are adjusted out of net income(loss) in our FFO measures, such as merger and integration expenses, recurring capital expenditures and other expenses, reflect cash expenditures or items that may need to be paid in cash again at some point.

We compensate for these limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. To assist investors in compensating for these limitations, we reconcile our defined FFO measures to our net earnings computed under GAAP. This information should be read with our complete financial statements prepared under GAAP.

Fixed Charge Coverage is defined as Core EBITDA divided by total fixed charges. Fixed charges consist of net interest expense adjusted for amortization of finance costs and debt discount (premium), capitalized interest, and preferred stock dividends. Prologis uses fixed charge coverage to measure its liquidity. Prologis believes that the fixed charge coverage is relevant and useful to investors because it allows fixed income investors to measure Prologis' ability to meet its interest payments on outstanding debt, make distributions to its preferred unitholders and pay dividends to its preferred stockholders. Prologis' computation of fixed charge coverage is not calculated in accordance with applicable SEC rules and may not be comparable to fixed charge coverage reported by other companies.

General and Administrative Expenses ("G&A") consisted of the following (*in thousands*):

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2011	2010	2011	2010
Gross G&A expense	$ 89,259	$ 76,404	$ 332,632	$ 266,932
Reported as rental expense	(7,484)	(4,888)	(24,741)	(19,709)
Reported as private capital expenses	(15,734)	(10,580)	(54,962)	(40,659)
Capitalized amounts	(15,244)	(10,841)	(57,768)	(40,583)
Net G&A	**$ 50,797**	**$ 50,095**	**$ 195,161**	**$ 165,981**

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PROLOGIS
Notes and Definitions
Fourth Quarter 2011 Report

Global Markets comprise the largest, most liquid markets benefiting from demand tied to global trade. These markets are defined by large population centers with high consumption per capita and typically feature major seaports, airports, and other transportation infrastructure tied to global trade. While initial returns might be lower, global markets tend to outperform overall markets in terms of growth and total return.

Interest Expense consisted of the following (*in thousands*):

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2011	2010	2011	2010
Gross interest expense	$ 144,797	$ 102,764	$ 500,685	$ 435,289
Amortization of discount (premium), net	(5,682)	8,724	228	47,136
Amortization of deferred loan costs	4,316	12,375	20,476	32,402
Interest expense before capitalization	143,431	123,863	521,389	514,827
Capitalized amounts	(14,090)	(11,829)	(52,651)	(53,661)
Net interest expense	**$ 129,341**	**$ 112,034**	**$ 468,738**	**$ 461,166**

Market Equity is defined as the total number of outstanding shares of our common stock and common limited partnership units multiplied by the closing price per share of our common stock at period end.

Merger, Acquisition and Other Integration Expenses. In connection with the Merger, we have incurred and expect to incur additional significant transaction, integration, and transitional costs. These costs include investment banker advisory fees; legal, tax, accounting and valuation fees; termination and severance costs (both cash and stock based compensation awards) for terminated and transitional employees; system conversion; and other integration costs. Certain of these costs were obligations of AMB and were expensed prior to the closing of the Merger by AMB. The remainder of the costs will be expensed by us as incurred, which in some cases will be through the end of 2012. At the time of the Merger, we cancelled our existing credit facilities and wrote-off the remaining unamortized deferred loan costs associated with such facilities, which is included in Merger, Acquisition and Other Integration Expenses. In addition, we have included costs associated with the acquisition of a controlling interest in PEPR and reduction in workforce charges associated with dispositions made in 2011. The following is a breakdown of the costs incurred (*in thousands*):

	Three Months Ended December 31	Twelve Months Ended December 31
	2011	2011
Professional Fees	$ 4,069	$ 46,467
Termination, severance and transitional employee costs	13,001	58,445
Office closure, travel and other costs	1,702	24,714
Write-off of deferred loan costs	-	10,869
Total	**$ 18,772**	**$ 140,495**

Net Asset Value ("NAV"). We consider NAV to be a useful supplemental measure of our operating performance because it enables both management and investors to estimate the fair value of our business. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be calculated using various methods. Therefore, in this supplemental report, we have presented the financial results and investments related to our business segments that we believe are important in calculating our NAV but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.

The components of NAV do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform, private capital platform, or development platform.

Net Gains on Acquisitions and Dispositions of Investments in Real Estate includes the gains we recognized from the consolidation of PEPR and the acquisition of a controlling interest in a joint venture in Japan, both in the second quarter of 2011.

Net Operating Income ("NOI") represents rental income less rental expenses.

Operating Portfolio includes stabilized operating industrial properties we own or that we manage and are owned by an unconsolidated investee accounted for by the equity method of accounting.

Operating Segments – Real Estate Operations represents the direct long-term ownership of industrial properties, including land and the development of properties.

Operating Segments – Private Capital represents the management of unconsolidated property funds/co-investment ventures and other joint ventures and the properties they own.

Pre-stabilized Development represents properties that are complete but have not yet reached Stabilization.

Pro forma NOI reflects the NOI for a full quarter of operating properties that were acquired, contributed or stabilized during the quarter. Pro forma NOI for the properties in our development portfolio is based on current total expected investment and an estimated stabilized yield.

A reconciliation of our rental income and rental expenses, computed under GAAP, to adjusted net operating income (NOI) for the operating portfolio for purposes of the Net Asset Value calculation is as follows:

(in thousands)

Calculation of pro forma NOI:	
Rental income	$ 442,581
Rental expenses	(118,300)
NOI	324,281
Net termination fees and adjustments (a)	(504)
Less: Actual NOI for development portfolio and other	(675)
Less: NOI on contributed properties (b)	(3,009)
Adjusted NOI for operating portfolio owned at December 31, 2011	320,093
Straight-lined rents and amortization of lease intangibles (c)	(6,090)
NOI for operating portfolio owned at December 31, 2011 - Cash	$ 314,003

(a) *Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer's rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property's recurring operating performance.*

(b) *The actual NOI for properties that were contributed and not part of discontinued operations during the three-month period is removed.*

(c) *Straight-lined rents and amortization of above and below market leases are removed from rental income computed under GAAP to allow for the calculation of a cash yield.*

Regional Markets, similar to global markets, also benefit from large-population centers and demand. They are located at key crossroads in the supply chain and/or near economic centers for leading national or global industries. Our assets reflect the highest quality class-A product in that market and are often less supply- constrained and focus on delivering bulk goods to customers.

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PROLOGIS
Notes and Definitions
Fourth Quarter 2011 Report

Rental Income includes the following (*in thousands*):

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2011	2010	2011	2010
Rental income	$ 347,848	$ 143,531	$ 1,062,098	$ 547,259
Amortization of lease intangibles	(9,030)	(189)	(22,736)	(495)
Rental expense recoveries	88,643	40,006	283,081	160,962
Straight-lined rents	15,120	9,203	54,393	36,814
	$ 442,581	$ 192,551	$ 1,376,836	$ 744,540

Same Store. We evaluate the operating performance of the industrial operating properties we own and manage using a "same store" analysis because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio on performance measures. We include all consolidated properties, and properties owned by property funds and joint ventures that are managed by us and in which we have an equity interest (referred to as "unconsolidated investees"), in our same store analysis. We have defined the same store portfolio, for the quarter ended December 31, 2011, as those operating properties in operation at January 1, 2010 that were in operation throughout the full periods in both 2011 and 2010 either by Prologis or AMB or their unconsolidated investees. We have removed all properties that were disposed of to a third party from the population for both periods. We believe the factors that impact rental income, rental expenses and net operating income in the same store portfolio are generally the same as for the total operating portfolio. In order to derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the current exchange rate to translate from local currency into U.S. dollars, for both periods, to derive the same store results.

Same Store Average Occupancy represents the average occupied percentage for the period.

Same Store Rental Expense represents gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management companies provide property management services to each property (generally, the fee is based on a percentage of revenues).

Same Store Change in Rental Rate represents the change in effective rental rates (average rate over the lease term) on new leases signed during the period as compared with the previous effective rental rates in that same space.

Same Store Rental Income includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income (as computed under GAAP) is adjusted to remove the net termination fees recognized for each period. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property's rental income without regard to items that are not indicative of the property's recurring operating performance.

Stabilization is defined when a property that was developed has been completed for one year or is 90% occupied. Upon stabilization, a property is moved into our operating portfolio.

Tenant Retention is the square footage of all leases rented by existing tenants divided by the square footage of all expiring and rented leases during the reporting period, excluding the square footage of tenants that default or buy-out prior to expiration of their lease, short-term tenants and the square footage of month-to-month leases.

Total Estimated Investment ("TEI") represents total estimated cost of development or expansion, including land, development and leasing costs. TEI is based on current projections and is subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at period end or the date of development start for purposes of calculating development starts in any period.

Total Market Capitalization is defined as market equity plus our share of total debt and preferred stock.

Turnover Costs represent the costs incurred in connection with the signing of a lease, including leasing commissions and tenant improvements. Tenant improvements include costs to prepare a space for a new tenant and for a lease renewal with the same tenant. It excludes costs to prepare a space that is being leased for the first time (i.e. in a new development property).

Value Creation represents the value that will be created through our development and leasing activities at stabilization. We calculate value by estimating the NOI that the property will generate at Stabilization and applying an estimated stabilized cap rate applicable to that property. The value creation is calculated as the amount by which the estimated value exceeds our total expected investment and does not include any fees or promotes we may earn.

Weighted Average Estimated Stabilized Yield is calculated as NOI adjusted to reflect stabilized occupancy divided by Acquisition Cost or TEI, as applicable.

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